DATED September 20, 2011

SCS CORPORATION

- and-

CGG VERITAS SERVICES SA

AGREEMENT FOR THE SUPPLY OF
MARINE SEISMIC DATA ACQUISITION
AND PROCESSING SERVICES

INDEX

1.	DEFINITIONS AND INTERPRETATION	1
2.	TERM AND APPOINTMENT	6
3.	COMPANY REPRESENTATIVE	7
4.	CONTRACTOR REPRESENTATIVE	8
5.	CONTRACTOR’S PERSONNEL	8
6.	CONTRACTOR’S OBLIGATIONS	9
7.	COMPANY’S OBLIGATIONS	10
8.	CONFIDENTIAL INFORMATION	11
9.	OWNERSHIP, PATENTS AND OTHER PROPRIETARY RIGHTS	12
10.	FORCE MAJEURE	13
11.	PRICE	14
12.	AUDIT RIGHTS OF THE COMPANY	15
13.	INDEMNITIES	15
14.	EXCLUSION ZONE	17
15.	CONSEQUENTIAL LOSS	17
16.	INSURANCE	17
17.	TERMINATION WITH CAUSE	18
18.	TERMINATION WITHOUT CAUSE	20
19.	VARIATIONS	21
20.	CONSEQUENCES OF TERMINATION	22
21.	SUSPENSION`	23
22.	PERMITS, LAWS AND REGULATIONS	23
23.	MARINE MAMMAL PROTECTION	24
24.	DISPUTE RESOLUTION	25
25.	TAXES	26
26.	WARRANTIES	26
27.	BUSINESS ETHICS	26
28.	SEVERANCE	27
29.	NOTICE	28
30.	ASSIGNMENT AND SUB-CONTRACTING	29
31.	ENTIRE AGREEMENT	29
32.	NO VARIATION	30
33.	WAIVER	30
34.	RIGHTS CUMULATIVE	30
35.	RELATIONSHIP OF PARTIES	30
36.	PUBLICITY	30
37.	THIS ARTICLE INTENTIONALLY LEFT BLANK	30
38.	GOVERNING LAW AND CHOICE OF FORUM	31

THIS AGREEMENT FOR THE SUPPLY OF MARINE SEISMIC DATA ACQUISITION AND PROCESSING SERVICES (the “Agreement”) is made the 20th day of September 2011 (the “Effective Date”)

BETWEEN:

(1)
SCS Corporation, a corporation formed under the laws of the State of Delaware, a wholly owned subsidiary of Hyperdynamics Corporation, and registered to do business in the State of Texas whose principal place of business address  is at 12012 Wickchester Lane Suite 475, Houston, Texas, a Delaware corporation (hereinafter referred to as “SCS” or “the Company”); and

(2)	CGG VERITAS SERVICES SA, a corporation formed under the laws of France whose office address is at 27 Avenue Carnot, 1341 Massy cedex , France (hereinafter referred to as “the Contractor”).

RECITALS

(A)
Contractor is engaged in the business of providing geophysical services, including marine seismic data acquisition, processing and related services, the necessary equipment and personnel, to the oil industry; and

(B)
The Company wishes to engage the Contractor to provide marine seismic data acquisition, processing and related services and the Contractor has agreed to supply such services to the Company upon and subject to the terms and conditions set out in this Agreement.

IT IS AGREED as follows:-

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Agreement the following words and expressions shall have the following meanings unless the context otherwise requires:-

“Affiliate”	means, in respect of any person, firm or company:

	(i)	any person, firm or company which it owns or controls;

	(ii)	any person, firm or company which owns or controls it; or

	(iii)	any person, firm or company which is under common ownership or control with it.

For the purposes of this definition, “ownership” shall mean, in the case of a corporation or other entity which issues voting securities, any entity having the right to exercise directly or indirectly the vote of more than 50% (fifty percent) (or such lesser percentage which results in actual, de facto control) of the voting securities in the relevant entity or, in the case of any partnership, trust or other entity, any entity having at least 50% (fifty percent) of the interest in the profits of the relevant entity and “owns” shall be construed accordingly. “Control” shall mean the ability to control or determine the management of any relevant entity, whether by the election of members of the board of directors or other governing body of such entity or by any other means;

“Company On-Site Representative”	means the person designated as such by notice in writing from the Company to the Contractor from time to time for the purposes of Clause 3.4;

“Company Group”
means the Company, its Co-Venturers, the contractors of the Company or its Co-Venturers, the Affiliates of each of the foregoing and the officers and employees (including agency personnel) of each of them, but shall not include any member of the Contractor Group;

“Company Representative”	means the person designated as such by notice in writing from the Company to the Contractor from time to time for the purposes of Clause 3;

“Confidential Information”	means the non-public, confidential and proprietary information of Company or Contractor, respectively;

“Consequential Loss”
means special, punitive, incidental, indirect or consequential losses and/or loss of production, loss of product, loss of use and loss of revenue, profit, anticipated profit, business opportunity or contract (in each case whether such loss is direct or indirect) arising out of or in connection with or resulting from the performance or non-performance of this Agreement;

Contractor Group”
means the Contractor, its sub-contractors, its and their Affiliates, the directors, officers and employees of each of them and the Contractor’s Personnel but shall not include any member of the Company Group;

“Contractor’s Personnel”	means all individuals, whether or not employees of the Contractor, directly engaged in the provision of the Services under the direct supervision and control of the Contractor;

“Contractor Representative”	means the person designated as such by notice in writing from the Contractor to the Company from time to time for the purposes of Clause 4;

“Contractor On-Site Representative”	means the party chief from time to time on the Vessel;

“Co-Venturer”
means any co-venturer of the Company from time to time having an interest in the exploration and/or production license, or being party to an agreement with the Company to jointly explore or evaluate any area, in respect of which the Services are to be performed and the successors in interest of such Co- Venturers or the assignees of any interest of such Co- Venturers;

“Currency”	means United States Dollars;

“Deliverables”	means those items to be delivered to the Company as referred to in Appendix 1;

“Demobilization”	means the time beginning after the last data point for the later of the survey~~s~~ provided for hereunder is recorded and ending at when all equipment is retrieved and on-board the vessel.

“Effective Date”	means the date above first written;

“Equipment”	means the equipment specified in Appendix 2 or such suitable replacement equipment as the Contractor shall from time to time specify;

“Estimated Completion Date”	has the meaning given in Clause 18.3.2;

“Exclusion Zone”
has the meaning given in Clause 14;
“Expiry Date”
means the date of expiry or termination of this Agreement howsoever caused;
“Force Majeure”

means any cause preventing either Party from performing any or all of its obligations which arises from or is attributable to acts, events, omissions or accidents beyond the reasonable control of the Party so prevented including the following:-

	(i)	riot, war, invasion, acts of foreign enemies, hostilities (whether war be declared or not), acts of terrorism, piracy, civil war, rebellion, revolution, insurrection of military or usurped power;

	(ii)	pressure waves caused by aircraft or other aerial devices travelling at sonic or supersonic speeds;

	(iii)	earthquake, flood, fire, tidal wave, hurricane, typhoon or other natural physical disaster (but excluding unfavorable weather conditions or damage due to bad weather);

	(iv)	strikes or industrial disputes (whether by labor employed or not employed by the affected Party, its subcontractors or suppliers);

	(v)	maritime or aviation disasters; and

(vi)
changes to any statute, ordinance, decree or other law or any regulation or bye-law of any local or other duly constituted authority or the introduction of any such statute, ordinance, decree, law, rule, regulation, order or bye-law;

“Intellectual Property”
means patents, registered trademarks, registered service marks, registered designs (including applications for any of the foregoing), trade and service marks, logos, designs, copyright, design right, database right, confidential information, trade secrets, inventions, discoveries, improvements, processes, formulae (whether or not reduced to writing and whether or not capable of registration) and the legal protection thereof including the right to sue for damages and other remedies in respect of any infringement thereof;

“Mobilization”
means the period from the time that the Contractor notifies the Company that it is ready to commence mobilization of the Equipment and/or Contractor’s Personnel in connection with the performance of the Services until the time that the first shot point is acquired in accordance with the provisions of this Agreement;

“Offshore Installation”	means:

(i) a fixed or floating permanent oil and gas platform;

(ii) a floating, production, storage and off take vessel;

(iii) a semi-submersible or jack-up drilling unit;

(iv) a pipe lay vessel;

(v) a well intervention vessel or any other vessel or installation; or

(vi) any other object connected directly or by anchor to the seafloor or otherwise not readily removable;

“Permits”	has the meaning given in Clause 22.2;

“Price”	means the amounts payable by the Company as calculated in accordance with Appendix 3;

“Services”	means the marine seismic geophysical data acquisition, processing and related services to be provided by the Contractor under this Agreement as further described in Appendix 1, Scope of Work;

“Survey Area”	means the area specified in Appendix 1 and/or such other area or areas as the Parties may agree in writing from time to time;

“Term”	means the period from the Effective Date until the Expiry Date;

Third Party Activists”	means environmental lobbyists and third party direct action groups; and

“Vessel”	means the vessel(s) specified in Appendix 2 or such suitable replacement vessel(s) as the Contractor shall from time to time specify.

1.2
Any reference in this Agreement to a statute or any provision of a statute shall be construed as a reference to that statute or provision as amended, re-enacted or extended at any time but not so as to extend or increase any liability of either Party to the other beyond what it would have been prior to such amendment, re-enaction or extension.

1.3	The headings in this Agreement are for convenience only and shall not affect its interpretation.

1.4	The Appendices are integral parts of this Agreement and shall be construed accordingly.

1.5
The expression “the Contractor” shall include (where appropriate) its successors in title and permitted assigns and the expression “the Company” shall include (where appropriate) its successors in title and permitted assigns.

1.6
References to persons shall be deemed to include reference to natural persons, firms, partnerships, companies, corporations, limited liability companies, associations, organizations, foundations and trusts (in each case whether or not having separate legal personality).

1.7	References to the “Parties” or a “Party” are references to the parties or a party to this Agreement.

1.8	The obligations of indemnity accepted by either Party arising under this Agreement are conditional upon the indemnified Party:

1.8.1	notifying the indemnifying Party promptly in writing of any allegation or claim;

1.8.2	not compromising, settling, negotiating or making any statement prejudicial to the defense or settlement of such claim;

1.8.3	making no admission relating to the allegation or claim; and

1.8.4
at the indemnifying Party’s expense, allowing the indemnifying Party to conduct and settle all investigations, negotiations and proceedings and giving the indemnifying Party all reasonable assistance in respect thereof.

1.9	Words denoting the singular shall include the plural and vice versa unless the context clearly requires otherwise.

1.10	Words denoting any gender shall include a reference to each other gender.

1.11	All notices, correspondence, documentation and discussions with respect to this Agreement shall be in the English language.

1.12
If there is any conflict or inconsistency between the provisions of the main body of this Agreement and any Appendix, the former shall take precedence save that the provisions of Appendix 3 shall take precedence over any provision of the main body of this Agreement and any other Appendix.

1.13
In construing this Agreement, the interpretation of general words shall not be restricted by virtue of being preceded or followed by words indicating a particular class of acts, matters, things or examples and the words “including” and “in particular” shall be construed as being by way of illustration or emphasis only and shall not be construed as, nor shall they take effect as, limiting the generality of any preceding words.

1.14
References to any English legal term for any action, remedy, method of judicial proceedings, document, status, court official or any concept or thing shall, in respect of any jurisdiction other than England, be deemed to include that which most nearly approximates in that jurisdiction to the English legal term.

1.15
Any reference to a Recital, Clause or Appendix is to the relevant recital, clause or appendix of or to this Agreement, and any reference to a sub-clause or paragraph is to the relevant sub-clause or paragraph of the Clause or Appendix in which it appears.

2.	TERM AND APPOINTMENT

2.1
This Agreement shall come into force or be deemed to have come into force on the Effective Date, subject an escrow account has been opened by Company in a bank (escrow agent), terms and conditions acceptable to the Contractor, as detailed in Clause 7.1.4, and subject to the provisions for earlier termination set out in this Agreement shall continue in force until the completion of the Services.

2.2	The Company appoints the Contractor to provide the Services in respect of the Survey Area for the Term in return for the Price.

2.3
Save as provided in Clauses 7.1.2, 22.2 and in Appendix 3 the Contractor shall provide all management services, supervision, labor, materials, vessels, seismic equipment, consumables and all other things so far as the necessity for the same is specified in or reasonably to be inferred from this Agreement

2.4
The Company reserves the right to undertake other work or enter into other contracts associated with the Services. The Contractor shall co-operate with any reasonable request of the Company or its contractors to enable them to perform such work or contracts provided that the same does not adversely affect the performance of the Services (but without being required to disclose any information of a confidential nature belonging to the Contractor) and provided always that the Company complies with the provisions of Clause 7.2.

2.5
The Contractor shall notify the Company if the Contractor’s compliance with the obligations under Clause 2.4 might result in additional costs or expenses for the Contractor. If the Contractor notifies the Company of these added costs or expenses, and the Company gives written approval for the Contractor to incur those costs or expenses, the Contractor shall be entitled to reimbursement from the Company of any costs and expenses incurred by the Contractor as a result of the performance of the Services being affected or interrupted as a direct or indirect consequence of compliance by the Contractor with its obligations under Clause 2.4.

2.6
If the Contractor has agreed to perform the Services within a specified period of time or by a specified date, such period or date shall be extended by such time as the Contractor shall reasonably require in order to take account of any delays in the performance of the Services arising out of or in connection with:

2.6.1	any event of Force Majeure; or

2.6.2	any period of suspension pursuant to Clause 21

2.6.3	compliance with Clause 2.4 or any other reason beyond Contractor’s reasonable control such as but not limited to standby.

3.	COMPANY REPRESENTATIVE

3.1
The Company shall by written notice to the Contractor designate an individual to act as the Company Representative. The Company Representative shall be authorized to commit the Company to any course of action within the rights and obligations of the Company under the provisions of this Agreement, but not modify or amend this Agreement, and shall notify the Contractor of all information, instructions and decisions given or made by the Company under the provisions of this Agreement. All information, instructions and decisions given or made by the Company Representative shall be as if given or made by the Company. Any replacement of the Company Representative shall be by prior written notice to the Contractor.

3.2
The Company Representative may delegate any of his responsibilities to any nominated deputy. Such delegation shall be by prior written notice to the Contractor. Information, instructions and decisions given or made by any nominated deputy shall be as if given or made by the Company Representative.

3.3
Notwithstanding Clause 29, the Company Representative or his nominated deputy is authorized to receive on behalf of the Company, notifications, information and decisions given or made by the Contractor under the provisions of this Agreement and notification to the Company Representative or his nominated deputy shall be deemed to be notification to the Company.

3.4
The Company shall designate in writing an individual to act as the Company On-Site Representative who will monitor and observe the conduct of the Services. The Company On-Site Representative shall be responsible for:

3.4.1
confirming whether technical parameters of the Services performed are accepted by the Company as being in accordance with this Agreement including acceptance of the acquired data as per the QC procedures on board the Vessel; and

3.4.2	confirming the factual records of the Contractor’s activities, but not determining the allocation of charges between the Company and the Contractor.

During acquisition the Company On-Site Representative shall each day sign the Daily Report for the previous day confirming its agreement or state its reasons for non-acceptance of the Daily Report.

3.5	The Company will place on board the master vessel two (2) marine mammal observers.

3.6	In addition, Company may choose to put aboard the master vessel the following representatives:

a.	A Quality Control observer with navigation expertise; and
b.	Two Government Representatives.

3.7	To avoid any misunderstanding, there may be the following number of persons on board the master vessel on behalf of the Company:

a.	Company On-Site Representative;
b.	A Quality Control observer with navigation expertise;
c.	Two marine mammal observers; and
d.	Two Government Representatives.

3.8
The Company Representative and any person authorized by the Company Representative shall have access at all reasonable times to any location where the Services are being performed and to any vessel engaged on the Services and the Contractor shall afford all reasonable facility for and assistance in obtaining such right of access.

3.9
Any personnel placed on board the master vessel by or on behalf of the Company pursuant to this Agreement shall be at Company’s sole risk, and, for the purpose of safety and security, the Company shall ensure that all such personnel speak English.

4.	CONTRACTOR REPRESENTATIVE

4.1
The Contractor shall by written notice to the Company designate an individual to act as the Contractor Representative. The Contractor Representative shall be authorized to commit the Contractor to any course of action within the rights and obligations of the Contractor under the provisions of this Agreement, but not modify or amend this Agreement, and shall notify the Company of all information, instructions and decisions given or made by the Contractor under the provisions of this Agreement. All information, instructions and decisions given or made by the Contractor Representative shall be as if given or made by the Contractor. Any replacement of the Contractor Representative shall be by prior written notice to the Company.

4.2
The Contractor Representative may delegate any of his responsibilities to any nominated deputy. Such delegation shall be by prior written notice to the Company. Information, instructions and decisions given or made by any nominated deputy shall be as if given or made by the Contractor Representative.

4.3
Notwithstanding Clause 29, the Contractor Representative or his nominated deputy is authorized to receive, on behalf of the Contractor, notifications information and decisions given or made by the Company under the provisions of this Agreement and notification to the Contractor Representative or his nominated deputy shall be deemed to be notification to the Contractor.

5.	CONTRACTOR’S PERSONNEL

5.1
The Contractor shall provide all crew and personnel (including marine and seismic personnel) necessary to perform the Services and shall provide the Company with a complete list of all crew and personnel prior to Mobilization. The Contractor reserves the right to replace non-key personnel without notice but shall inform the Company of any changes in writing as soon as reasonably practicable.

5.2	For safety and security purposes, the Contractor will have on-board all vessels at all times at least one French speaking individual.

5.3
Contractor warrants that Contractor Personnel shall be fully competent to carry out their duties in accordance with the quality of surveying practices required under this Agreement, have sufficient experience, and are in good health and shall be of good conduct during their time in the Survey Area.

5.4	Contractor shall ensure Contractor’s Personnel are properly managed and supervised.

6.	CONTRACTOR’S OBLIGATIONS

6.1	The Contractor shall notify the Company as soon as reasonably practicable:

6.1.1	whenever accidents or safety related incidents occur in respect of the performance of the Services; and

6.1.2	of any impending or actual stoppages of work, industrial disputes or other matters affecting or likely to affect the performance of the Services.

6.2	The Contractor shall so far as reasonably possible keep the Company fully informed of the progress of the carrying out of the Services.

6.3	The Contractor shall so far as reasonably possible keep the Company On-Site Representative sufficiently informed so that he or she may determine that:

6.3.1	The Services performed are in accordance with the technical parameters set forth in this Agreement, including Appendix 1; and

6.3.2	The factual records of the Contractor’s activities are accurate.

6.4
Should the technical parameters of the Services be materially outside of expected limits as set forth in Appendix 1, then Contractor Personnel will timely notify Company Representative, and On-site Company Representative if and when such repairs or corrections will be made.

6.5
If, following receipt by the Company (or any other party nominated in writing by the Company) of the Deliverables (excluding any back-up tapes held on board the Vessel or elsewhere by the Contractor), in the honest and reasonable opinion of the Company there has been a material system defect in the provision of the Services which defect could not reasonably have been identified by the Company or the Company On-Site Representative during the performance of the Services (including any on-board QC checks), the Company shall detail in writing within thirty (30) days of becoming aware of such defect the specific nature of the defect and the provision of this Agreement which the Company considers that the Contractor has failed to meet. If no such notification is given to the Contractor within seven (7) months of the date of receipt of Deliverables (excluding any back-up tapes held on board the Vessel), the Contractor shall be deemed to have performed such Services fully in accordance with this Agreement. For the avoidance of doubt, the Contractor shall have no liability whether under this Agreement, in tort or otherwise, in respect of any defect which is not a material system defect which could reasonably have been identified by the Company or the Company Representative during the performance of the Services.

6.6
The Contractor shall be responsible for any damage to or loss of field tapes and/or any data contained thereon while these are in the possession of the Contractor either in the field or while these are in possession of a common carrier (unless such carrier has been approved or nominated by the Company) provided that the Contractor’s sole liability for such damage or loss shall be:

6.6.1	where the damaged or lost data is recoverable from any back-up copies held by the Contractor or the Company, to replace such damaged or lost data at the Contractor’s sole cost and expense;

6.6.2	prior to commencement of Demobilization, to re-perform or have re- performed at its own expense that portion of the Services sufficient to re- acquire the data which has been damaged of lost; and

6.6.3
in any other circumstances, at Company’s option, to refund to the Company all sums paid for recording such damaged or lost data, or to re- perform or have re-performed at its own expense that portion of the Services sufficient to re-acquire the data which has been damaged or lost as soon as reasonably practicable, subject to the same limit as stated in Clause 17.2.2, provided that the Parties shall mutually agree to the scheduling for any re-performance of such Services in light of Contractor’s then existing commitments with third parties;

and the Contractor shall have no other liability to the Company whatsoever or howsoever arising in respect of any such loss or damage.

7.	COMPANY’S OBLIGATIONS

7.1	In consideration of the Services to be provided by the Contractor undue this Agreement the Company agrees:

7.1.1	to pay the Price in the Currency promptly in accordance with Clause 11 without demand, deduction or set-off; and

7.1.2
to inform the Contractor as soon as reasonably practicable of all and any information of which it may be aware or which may be in its possession from time to time relating to the Survey Area, climatic conditions or any other matters which may affect the performance of the Services. In this frame, Company shall at its own expense provide Contractor with adequate maps of suitable scale for each area showing locations of lines to be surveyed and showing location of all oilfield installations and infrastructures in and around the Survey Area and shall also provide diagrams and plans of all such installations and infrastructures. Contractor shall be entitled to rely on such maps, plans and diagrams and shall bear no liability to Company for Services performed inadequately based on reliance on faulty or erroneous maps; any claim or damages to any person arising from Services based on erroneous or faulty maps shall be for the sole account of Company. Company will have to reimburse any additional costs incurred by Contractor to face up conditions not indicated on the maps or data supplied by Company if any.seismic line shooting sequence shall be mutually agreed upon in advance by Company and Contractor. The line shooting sequence shall be designated to allow Contractor to acquire the data in an efficient method of working. If Company elects at a later date to modify the shooting sequence in such a manner that it impacts Contractor’s planned performance of the Services, Company and Contractor shall convene in advance upon compensation for lost time due to such changes;

7.1.3
to inform the Contractor as soon as reasonable practicable if there has been a material system defect in the provision of the Services which defect has been identified by the Company or the Company On-Site Representative during the performance of the Services (including any on-board QC checks); and

7.1.4
fifteen (15) days before mobilization to provide Contractor with a letter of credit, bank guarantee drawn on a bank acceptable to the Parties, or escrow agreement in similar format as appendix 4, at the discretion of the Company, for one hundred per cent (100%) of the total price payable by Company to Contractor for the completion of the Services to be performed under this Agreement. Should company fail to provide such letter of credit, bank guarantee or escrow agreement in similar format as Appendix 4, in accordance with and within the time period specified in this Clause 7.1.3 the Contractor, in addition to any other rights and remedies it may have under this Agreement shall have the right to terminate this Agreement without any obligation or liability whatsoever to the Company of whatsoever nature.

7.2
The Company shall, and shall ensure that all contractors, employees, agents or servants of the Company and any other contractors associated with the Services (other than a member of the Contractor Group) shall at all times comply fully with all and any written rules and procedures provided to the Company as well as all express requests and instructions of the Contractor Group whilst such persons are present on any vessel or other property of the Contractor Group and the Company shall be responsible for the acts and omissions of any such contractors, employees, agents or servants and such other contractors associated with the Services as fully as if they were the acts or omissions of the Company.

7.3
On completion of the Services, the Company shall provide to the Contractor data results of marine mammal monitoring activities that may be obtained or generated, if any, during the performance of the Services so as to enable the Contractor to include such results in its historical marine mammal monitoring library.

8.	CONFIDENTIAL INFORMATION

8.1
The Contractor shall maintain confidential and shall at no time without the prior agreement of the Company use, reproduce, copy, disclose to, place at the disposal of or use on behalf of any third party or enable any third party to use, peruse or copy any Confidential Information of Company, or any documents, drawings, data, computer software or other information which are created exclusively in connection with or as a result of carrying out the Services (other than any documents, drawings, data, computer software or other information relating to the Contractor’s methods and techniques of data acquisition or processing or otherwise relating to the method of performance of the Services).

8.2
The Company shall maintain confidential and shall at no time without the prior written agreement of the Contractor use, reproduce, copy, disclose to, place at the disposal of or use on behalf of any third party or enable any third party to use, peruse or copy any Confidential information of Contractor, or any documents, drawings, data, computer software or other information belonging to or relating in any way to the business and affairs of the Contractor (including any specifications, techniques, know-how, procedures or equipment used or provided by the Contractor in performing the Services) which may be disclosed to or learnt by the Company in connection with this Agreement. The Company shall ensure that all contractors, employees, agents or servants of the Company and any other contractors associated with the Services shall observe the same obligations in respect of any documents, drawings, data, computer software or other information referred to above which may be disclosed to or learnt by them in connection with or as a result of their activities in connection with this Agreement. So that there is no misunderstanding, the prior sentence does not in any way apply to the Company’s use, reproduction or copying of Deliverables provided from or as part of the Services.

8.3
The provisions of Clauses 8.1 and 8.2 shall not apply if and insofar as any of the Confidential Information or documents, drawings, data, computer software and other information referred to in such Clauses:-

8.3.1	are or become part of public knowledge or literature at or after the date of their receipt by the relevant Party as from the relevant date except by default of the relevant Party;

8.3.2	are already in the possession of or known to the relevant Party at the date of their receipt by such Party, as from such date as evidenced by written records of such Party;

8.3.3
are, subsequent to the date of their receipt by the relevant Party disclosed to the relevant Party by a third party whose possession is lawful and who is under no obligation not to disclose, as from such subsequent date; and

8.3.4	if and insofar as the relevant Party is required to disclose the same by law or to any regulatory or governmental authority and the relevant Party has given prior written notice to the other Party.

9.	OWNERSHIP, PATENTS AND OTHER PROPRIETARY RIGHTS

9.1
Except as expressly stated below in this Clause 9 and except in respect of any methods or techniques of seismic data acquisition and/or processing or otherwise relating to the method of performance of the Services, title to, copyright in, the right to possession of and free right of use of all things created under or arising out of the performance of this Agreement exclusively for the purposes of the performance of the Services, including but not limited to all data (including that stored on computers), drawings, specifications, calculations, other documents, computer tapes, discs and other essential recording matter, materials and work shall vest in the Company as soon as payment in full in respect of the performance of the Services has been received.

9.2
The Company shall identify in writing all Intellectual Property which it is providing for the purposes of this Agreement at the time that such Intellectual Property is so provided. Neither the Company nor the Contractor shall have the use for any purpose other than this Agreement, whether directly or indirectly, of any Intellectual Property provided by the other Party.

9.3
All inventions, improvements and discoveries made by the Contractor or its officers, directors, employees or representatives in connection with the Services under this Agreement, including inventions, improvements and discoveries based upon any technical data, equipment, processes or information disclosed to the Contractor by the Company are agreed to be the property of the Contractor and the Contractor shall be free to make such use of such inventions, improvements and discoveries as it shall think fit (including without limitation disclosure of the same to any third parties) subject always to compliance by the Contractor with any obligations of confidence owed by the Contractor to the Company pursuant to Clause 8.

9.4
The Contractor shall indemnify the Company Group in respect of any claims by any third party relating to any allegation of infringement of any Intellectual Property arising out of or in connection with the performance of the obligations of the Contractor under this Agreement (except where such obligations are specified expressly in this Agreement and the Contractor acted reasonably in complying with these) provided that this indemnity shall not apply in respect of any claim or infringement which arises directly or indirectly as a result of the Contractor in performing its obligations using any equipment, specifications, data, documentation, information or Intellectual Property supplied by the Company or following any directions of the Company.

9.5
The Company shall indemnify the Contractor Group in respect of any claims by any third party relating to any allegation of infringement of any Intellectual Property arising out of or in connection with the performance of the obligations of the Company under this Agreement or the use by the Contractor Group of any equipment, specifications, data, documentation, information or Intellectual Property supplied by the Company or arising out of or in connection with the Contractor Group following any directions of the Company.

9.6	The provisions of Clause 9.1 shall not apply in respect of any item or thing required to be created by any applicable law or regulation relating to the use of the Equipment or the Vessel.

9.7
Notwithstanding anything to the contrary contained in this Agreement, The Contractor may in its own and absolute discretion restrict or deny Company access to Contractor Information or any other Intellectual Property of contractor regarded as trade secret.

10.	FORCE MAJEURE

10.1
Neither Party shall be responsible for any failure to fulfill any term or condition of this Agreement if and to the extent that fulfillment has been prevented or delayed by a Force Majeure occurrence which has been notified in accordance with this Clause.

10.2
In the event of a Force Majeure occurrence, the Party prevented or delayed in performing this Agreement shall notify the other Party in writing as soon as reasonably practicable giving full particulars thereof.

10.3
The Parties shall as soon as reasonably practicable following the giving of a notice of a Force Majeure occurrence meet together in good faith to discuss the effects of the delay. During any period of downtime arising out of or in connection with a Force Majeure occurrence the Contractor shall be paid the Standby Rate provided for in Appendix 3 (which rate shall be the Company Standby Rate as if such Force Majeure occurrence falls within paragraph 6.5.14 of Appendix 3).

10.4
If an event of Force Majeure (including for the avoidance of doubt the actions of any Third Party Activists) prevents or delays the performance of the Services for a continuous period of 10 (ten) days either Party shall be entitled at any time thereafter, but whilst such event of Force Majeure is continuing, to terminate this Agreement forthwith by written notice to the other without liability to the other, save for payment of any Demobilization fee referred to in Appendix 3 and payment for that part of the Services performed up to and including the date of actual termination.

11.	PRICE

11.1
The Contractor shall be entitled to invoice the Company for any Mobilization Fee (as referred to in Appendix 3) on completion of Mobilization and the Contractor shall thereafter be entitled to issue invoices to the Company on a monthly basis for the Services. Such invoices shall specify the Services performed and be accompanied by supporting documentation in respect of any third party costs incurred. The Company shall pay such invoices through bank transfer in full within 30 (thirty) days of the date of invoice subject always to the provisions of Clause 11.2.

11.2
If the Company disputes an invoice or part thereof then the Company shall notify Contractor in writing within thirty (30) of the date of invoice. If there is any dispute in relation to any invoice the Parties agree to comply with the dispute resolution procedures set out in Clause 24. If the Company disputes only part of the invoice then the Company shall pay all undisputed items on such an invoice in accordance with Clause 11.1 and notify Contractor of the disputed part in accordance with this Clause 11.2. On resolution of any dispute the Company shall make the appropriate payment to the Contractor within 10 (ten) days of such resolution.

11.3
Subject as referred to below, if any amount due for payment by the Company is not paid in accordance with Clauses 11.1 or 11.2, the Contractor shall be entitled to levy interest on the full amount unpaid from the date that payment was due until the date payment is received in cleared funds at the rate of interest set out in Clause 11.4. Upon resolution of any dispute relating to any invoice the Contractor shall be entitled to levy interest on any payment which is found or agreed to be due to the Contractor at the rate referred to in Clause 11.4 from the due date for payment of the original invoice in respect of which such dispute arose until the date payment is received in full in cleared funds. Interest under this Clause shall be payable both after as well as before judgment.

11.4	The rate of interest applicable under Clause 11.3 shall be one percent (1%) per month. Such interest shall accrue from day to day.

11.5
If after the Effective Date or the date of submission by the Contractor of any bid or tender response in respect of the performance of the Services there is any change in the applicable laws, rules or regulations or in any interpretation of the same or any change in any rates of taxation or in any interpretation of the same which results in any increase in cost to the Contractor of performing the Services the Company shall pay the Contractor all additional costs, expenses or liabilities incurred by the Contractor resulting therefrom and will indemnify the Contractor in respect of any increase in taxes due.

12.	AUDIT RIGHTS OF THE COMPANY

For the purpose of reviewing and verifying the costs of and quantities of third party or other reimbursable items the Company or its authorized representatives shall have access at all reasonable times and on reasonable notice to all personnel, books and records (including data stored on computers) of the Contractor and any of its subcontractors which relate exclusively to the Services.

13.	INDEMNITIES

The following clauses are in addition to indemnities provided for elsewhere in this Agreement, including Article 9.

13.1
The Contractor shall be responsible for and shall save, indemnify, defend and hold harmless the Company Group from and against all claims, losses, damages, costs (including reasonable legal costs) expenses and liabilities in respect of or resulting from:-

13.1.1	loss of or damage to property of any of the Contractor Group (whether owned, hired, leased or otherwise provided by the Contractor Group) arising from or relating to the performance of this Agreement;

13.1.2	personal injury including death or disease to any person employed by any of the Contractor Group arising from or relating to the performance of this Agreement;

13.1.3
personal injury including death or disease to any third party or loss of or damage to the property of any third party to the extent that any such injury, loss or damage is caused by the negligence or breach of duty (whether statutory or otherwise) of any of the Contractor Group in connection with the performance of this Agreement.

13.2
The Company shall be responsible for and shall save, indemnify, defend and hold harmless the Contractor Group from and against all claims, losses, damages, costs (including reasonable legal costs) expenses and liabilities in respect of or resulting from:-

13.2.1
loss of or damage to property of any of the Company Group (whether owned, hired, leased or otherwise provided by or in the possession or control of any of the Company Group) arising from or relating to the performance of this Agreement;

13.2.2	personal injury including death or disease to any person employed by any of the Company Group arising from or relating to the performance of this Agreement;

13.2.3
personal injury including death or disease to any third party or loss of or damage to the property of any third party to the extent that any such injury, loss or damage is caused by the negligence or breach of duty (whether statutory or otherwise) of any of the Company Group in connection with the performance of this Agreement.

13.3
Except as provided by Clauses 13.2.1 and 13.2.2 the Contractor shall release, defend, indemnify and hold harmless the Company Group from any and all claims, of whatsoever nature related to or arising from surface pollution or contamination (including control and removal thereof) emanating from Contractor Group’s vessel(s) whilst under its custody and control during the Term. Notwithstanding anything to the contrary in this Agreement but except as provided by Clauses 13.1.1 and 13.1.2, the Company shall be liable for and shall release, defend, indemnify and hold harmless the Contractor Group from and against any and all claims of whatsoever nature related to or arising from pollution or contamination emanating from any other source, including control and removal thereof, caused by any event occurring during the Term.

13.4
The Company assumes all liability for and agrees to release, defend, indemnify and hold harmless the Contractor Group from and against any and all claims of whatsoever nature relating to or arising out of:

13.4.1
loss of or damage to any well, any geological formation, or reservoir beneath any well head relating to or arising out of a blow-out, fire, explosion, or crater or control thereof or any other damage relating thereto; and

13.4.2
any pollution emanating from any reservoir or from the property of Company Group or from the property of any person not belonging to the Company Group or the Contractor Group not otherwise the responsibility of the Contractor Group under Clause 13.3.

13.5
The Contractor shall be responsible for the removal and where appropriate the marking or lighting of any wreck or debris arising from or relating to the performance of the Services from its property, equipment, vessels or any part thereof provided by the Contractor Group in relation to this Agreement, when required by law, or governmental authority and shall, except as provided for in Clause 13.2 save, indemnify, defend and hold harmless the Company in respect of all claims, liabilities, costs (including reasonable legal costs), damages or expenses arising out of such wreck or debris, whether or not the negligence or breach of duty (whether statutory or otherwise) of the Company caused or contributed to such wreck or debris.

13.6
ALL EXCLUSIONS AND INDEMNITIES GIVEN UNDER THIS CLAUSE 13 (SAVE FOR THOSE UNDER CLAUSES 13.1.3 AND 13.2.3) AND CLAUSES 14 AND 15 SHALL APPLY IRRESPECTIVE OF CAUSE AND NOTWITHSTANDING THE NEGLIGENCE, GROSS NEGLIGENCE, WILFUL MISCONDUCT OR BREACH OF DUTY (WHETHER STATUTORY OR OTHERWISE) OF THE INDEMNIFIED PARTY OR ANY OTHER ENTITY OR PARTY AND SHALL APPLY IRRESPECTIVE OF ANY CLAIM IN TORT, UNDER CONTRACT OR OTHERWISE AT LAW.

13.7
Nothing contained in Clauses 13, 14 and 15 shall relieve or be deemed to relieve either Party from its general obligation at law to mitigate a loss which it may incur as a result of the matter giving rise to a claim.

13.8
For the purposes of this Clause 13 any reference to the property of the Company Group includes any property which is owned, hired, leased or otherwise provided by or in the possession or control of any member of the Company Group.

13.9	For the purposes of Clauses 13.1.3, 13.2.3 and 14 references to “third party” shall mean any person not being a member of the Contractor Group or the Company Group.

13.10
Notwithstanding Clauses 13.1.3 and 13.2.3, damages or losses that 1) occur to third parties (including fishermen) although the Work is conducted with due care, skill and diligence and in accordance with this Agreement, Company’s instructions and/or the Scope of Work, including, without limitation, the technical specifications contained in this Agreement, and 2) that do not result from the negligence of Contractor shall be borne by Company and Company shall be liable for and indemnify Contractor Group from all third party claims arising therefrom.

13.11
Notwithstanding anything to the contrary contained in this CONTRACT, should CONTRACTOR reasonably determine that to commence or continue the performance of Services would result in an imminent danger or risk for CONTRACTOR GROUP personnel and/ or equipment due to local conditions (whether security, acts of bribery, thefts, exceptional weather or otherwise) prevailing within or in the vicinity of the Survey Area (i.e. Guinean Waters), CONTRACTOR shall be entitled to suspend the Services on the basis of a Force Majeure occurrence.

14.	EXCLUSION ZONE

The Parties acknowledge that in the performance of the Services, the Contractor Group would not normally be required to work within a 500 meter radius of any Offshore Installation (“Exclusion Zone”). If the Company requests the Contractor to perform any Services within any Exclusion Zone and the Contractor agrees to do so then, notwithstanding any provisions to the contrary contained in this Agreement, the Company shall be liable for and shall release, defend, indemnify and hold harmless the Contractor Group from and against any and all claims, losses, damages, costs (including reasonable legal costs), expenses and liabilities relating to and/or arising from personal injury including death or disease to any third party or any member of the Contractor Group and/or loss of or damage to the property of any third party (including any Offshore Installation) or any member of Contractor Group arising from the performance or non-performance of this Agreement.

15.	CONSEQUENTIAL LOSS

Except to the extent of any termination fees provided for in this Agreement, the Company shall save, indemnify, defend and hold harmless the Contractor Group from any Consequential Loss of the Company or any member of the Company Group and the Contractor shall save, indemnify, defend and hold harmless the Company from any Consequential Loss of the Contractor or any member of the Contractor Group provided always that this Clause is not intended to and shall not operate to deprive the Contractor of any damages calculated by reference to Contractor’s profit portion included in its price for Services under this Agreement.

16. INSURANCE

16.1	The Contractor shall at all times during the Term maintain at its cost and expense the following insurances :-

16.1.1	Employers Liability/Workmen’s Compensation Insurance to comply fully with all applicable laws;

16.1.2
Comprehensive General Third Party Liability Insurance with an indemnity of $5,000,000 for any one incident or series of incidents arising from each and every event, unlimited in aggregate, covering all operations of the Contractor including the contractual liability assumed herein by the Contractor to third parties;

16.1.3	Owned and Non-Owned Automobile Liability Insurance for bodily injury and property damage combined with limits of $2,000,000 per occurrence, or as otherwise required by applicable law;

16.1.4	Marine Equipment insurance providing All Risk Hull and Machinery coverage to the full value of all vessels craft or floating equipment owned or hired by the Contractor or its subcontractors;

16.1.5	Protection and Indemnity Insurance; and

16.1.6	such other insurances as may be required by the applicable laws of the jurisdictions in which the Services are performed.

16.2
If the Contractor subcontracts any part of the Services, the responsibility and insurance provisions of each subcontract shall be consistent with this Agreement and the subcontractors need not carry any insurance which would duplicate any insurance provided by the Contractor. The Contractor shall be responsible for ensuring that subcontractors maintain insurance as required in the subcontracts during the course of the subcontractors’ operations to provide the same level of insurance coverage that would have existed if the Contractor were still performing the Services now being done by a subcontractor.

16.3	Deductibles applying under the insurances arranged by the Contractor or its subcontractors shall be for the account of the Contractor or such subcontractors.

16.4
If requested by Company, Contractor shall furnish to the Company certificates of insurance. Also if requested by Company, Contractor shall provide a statement from the insurers that no insurance will be cancelled or materially changed during the Term without (30) (thirty) days prior written notice from the insurers to the Company.

16.5
The Company shall at all times during the Term maintain at its own cost and expense adequate insurances in respect its liabilities assumed to the Contractor and the indemnities given by it under this Agreement. All such insurances shall be placed with reputable and substantial insurers satisfactory to the Contractor and shall contain a waiver of rights of subrogation in favor of each member of the Contractor Group and the Company shall furnish to the Contractor, at the Contractor’s request, certificates of such insurance.

17.	TERMINATION WITH CAUSE

17.1	The Company shall be entitled to terminate this Agreement immediately by notice in writing to the Contractor if:

17.1.1
the Contractor commits any breach of its obligations under this Agreement which materially affects the performance of the Services and in respect of which breach, if the same is capable of remedy, the Contractor does not, within  24  (twenty-four)  hours  of receipt  of a  written  notice  from  the Company  identifying the breach  in  question and requesting its  remedy, commence taking action to remedy the same; or

17.1.2
the Contractor goes into liquidation, either compulsory or voluntary (save for the purposes of a bona fide solvent reconstruction or amalgamation), or if an administrator, administrative receiver or receiver is appointed in respect of the whole or any substantial part of its assets or if the Contractor make an assignment for the benefit of, or composition with, its creditors generally or if any similar occurrence under any jurisdiction affects the Contractor.

17.2	If the Company validly terminates this Agreement pursuant to Clause 17.1:

17.2.1
the Contractor shall be entitled to immediate payment as set out in Appendix 3 for that part of the Services performed in all material respects in accordance with this Agreement up to and including the date of termination;

17.2.2
the Company shall be entitled to recover from the Contractor, and the Contractor's total liability to the Company whether under contract, tort, breach of statutory duty or otherwise shall be limited to, the amount by which the reasonable costs incurred by the Company in having the Services completed by a third party exceed the costs that would have been incurred by the Company had the Services been completed by the Contractor provided always that the maximum liability of the Contractor shall not exceed 15% (fifteen percent) of the Price which would have been payable to the Contractor had it performed the Services which remain to be performed at the date of termination and which are actually carried out by any such third party.

17.3
For the avoidance of doubt, following any termination of this Agreement the Company shall not be entitled to take possession of the Equipment, the Vessel or the Contractor's Personnel to enable it to complete the Services or for any other purpose.

17.4
Notwithstanding any other provision of this Agreement, the Company shall not be entitled to terminate this Agreement by reason of any failure on the part of the Contractor to commence mobilization on or before any particular date if the Contractor's failure to do so is due in whole or in part to any reason beyond the reasonable control of the Contractor including:

17.4.1
any delay in completing any work carried out by the Contractor for any third party resulting from any event or occurrence beyond the reasonable control of the Contractor including bad or inclement weather or third party interference; or

17.4.2	any seismic survey being conducted on behalf of any third party being extended by such third party under a contractual right in favor of such third party.

17.5	The Contractor shall be entitled to terminate this Agreement immediately by notice in writing to the Company: -

17.5.1
if the Company commits any material breach of its obligations under this Agreement in respect of which breach, if the same is capable of remedy the Company does not, within 24 (twenty-four) hours of receipt of a written notice from the Contractor identifying the breach in question and requesting its remedy, commence taking action to remedy the same and/or does not remedy the same within 30 (thirty) days of receipt of such notice; or

17.5.2
if the  Company becomes  insolvent  or  goes  into liquidation,  either compulsory or voluntary (save for the purposes of a bona fide solvent reconstruction or amalgamation), or if an administrator, administrative receiver or receiver is appointed in respect of the whole or any substantial part of its assets or if the Company makes an assignment for the benefit of, or composition with, its creditors generally or if any similar occurrence under any jurisdiction affects the Company; or

17.5.3	in accordance with Clauses 21.6, or 23.2; or

17.5.4	if the Company shall do or permit the doing of any act by which the Contractor's rights in any Intellectual Property belonging to the Contractor or any of its Affiliates may be prejudiced.

17.6	Either Party shall be entitled to terminate this Agreement in accordance with the provisions of Clause 10.4.

18.	TERMINATION WITHOUT CAUSE

18.1	The Company shall be entitled to terminate this Agreement by giving not less than 10 (ten) days' written notice to the Contractor.

18.2	During the notice period referred to in Clause 18.1 the Company shall continue to co- operate with the Contractor in the performance by the Contractor of the Services.

18.3	If the Company exercises its rights of termination under Clause 18.1 the Contractor shall be entitled to:

18.3.1	immediate payment as set out in Appendix 3 for that part of the Services performed up to and including the date of actual termination; and

18.3.2
an early termination fee being equal to the Company Standby Rate as referred to in Appendix 3 for the period from the date of actual termination until the earlier of (i) the date the Equipment and the Contractor's Personnel commence equivalent operations for any third party; and (ii) the date on which the Contractor reasonably estimates as at the date of actual termination of this Agreement that it would have completed the Services originally contracted to  be provided under the terms  of this  Agreement ("the Estimated Completion Date"); and

18.3.3	such other reasonable costs and expenses suffered or incurred by the Contractor arising directly or indirectly as a result of such termination including:

18.3.3.1	any costs and expenses payable by the Contractor to any sub- contractor in respect of the termination by the Contractor of any sub-contracts;

18.3.3.2	all and any other costs and expenses payable to any third party directly or indirectly associated with such termination or arising directly or indirectly therefrom; and

18.3.4	a demobilization fee calculated in accordance with Appendix 3.

19.	VARIATIONS

19.1
The Company shall be entitled to request the Contractor at any time to make any variations to the Services (including any of the items to be delivered as referred to in Appendix 1) which are within the capability and available resources of the Contractor. Any such request shall be made in writing. On receipt of such request, the Contractor shall as soon as reasonably practicable notify the Company in writing of any adjustment to the Price resulting from any such variations. The Company acknowledges that the ability of the Contractor to agree to variations proposed by the Company is subject always to:-

19.1.1	the ability of the Contractor to provide such services without incurring or causing any breach of any other contract, commitment or undertaking binding on the Contractor; and

19.1.2	the availability of all necessary equipment and personnel including (without limitation) appropriate survey vessels and crew.

19.2
The Contractor shall not be required to proceed with any request for a variation until the Contractor has received written confirmation of the Company's agreement to the adjustment to the Price notified under Clause 19.1.

19.3
If as a result of any variation pursuant to Clauses 19.1 and 19.2 less than 80% (eighty percent) of the Services originally contracted to be provided under this Agreement (calculated by reference to the area of the Survey Area) are actually performed then on completion of the performance of the Services the Company shall be deemed to have terminated this Agreement pursuant to Clause 18 and for the purposes of Clause 18.3.2 references to the "date of actual termination" shall be deemed to be references to the date of completion of performance of the Services as varied.

19.4
The Contractor shall be entitled by notice in writing to the Company to vary the Scope of Work by reducing the size of the Survey Area by such amount as, in the reasonable opinion of the Contractor, will enable the Contractor to complete the Services within the period of time originally estimated by the Contractor for completion of the Services if:-

19.4.1
compliance with any applicable laws, regulations or requirements relating to marine mammal protection results in any delays in the performance of the Services and such delays have resulted, or are expected to result, in the time taken to perform the Services exceeding the period of time originally estimated by the Contractor for completion of the Services by more than 15 (fifteen) days; or

19.4.2
after the Effective Date there is any change in the applicable laws, rules and regulations, or in any interpretation of the same, which results in or is expected to result in any increase in the time necessary to complete the Services; or

19.4.3
the actions of, or interference by, any local population or any Third Party Activists results in any delays in the performance of the Services and such delays have resulted, or are expected to result, in the time taken to perform the  Services exceeding the period of time originally estimated by the Contractor for completion of the Services by more than 15 (fifteen) days; or

19.4.5
any occurrence outside the reasonable control of the Contractor (including oilfield activity or wildlife activity) results in delays in the performance of the Services and such delays have resulted, or are expected to result, in the time taken to perform the Services exceeding the period of time originally estimated by the Contractor for completion of the Services by more than 15 (fifteen) days.

19.5	The Contractor shall consult with the Company prior to selecting that portion of the Survey Area which is to be removed from the Scope of Work pursuant to Clause 19.4.

20.	CONSEQUENCES OF TERMINATION

20.1
The termination of this Agreement howsoever arising will be without prejudice to the rights and duties of either Party accrued prior to termination (including any right to claim damages for any breach giving rise to such termination). The clauses in this Agreement which expressly or impliedly have effect after termination will continue to be enforceable notwithstanding termination.Without prejudice to the generality of the foregoing the provisions of Clauses 8, 9, 13, 14, 15, 24 and 36 shall survive termination of this Agreement.

20.2	As from the date of expiry or termination howsoever arising subject as otherwise provided herein or as referred to in Clause 20.1, no Party shall have any further obligation to the other.

20.3
If this Agreement is terminated by the Contractor pursuant to Clauses 17.5.1 or 17.5.2 the Company shall forthwith return to the Contractor all and any items, information and/or data (including any data supplied to the Company in connection with the performance of the Services and all copies thereof in the possession or control of the Company Group) provided to the Company under this Agreement and, to the extent that any such items, information or data are held in any electronic storage medium, shall delete or procure the deletion of the same and shall on request by the Contractor provide to the Contractor a statement duly sworn by an officer of the Company confirming that such delivery up and deletion has taken place.

21.	SUSPENSION

21.1
The Contractor shall at the request in writing of the Company suspend performance of the Services or any part thereof for such time or times and in such manner as the Company may consider reasonably necessary. The Company shall give the Contractor as much notice as it is reasonably able to do in respect of any such suspension. If any period or periods of suspension continue for more than 7 (seven) days in aggregate the Contractor shall be entitled to de-mobilize and seek or undertake alternative work for any third party.

21.2
The Parties shall as soon as reasonably practicable following the giving of such written request meet together in good faith to negotiate and agree an appropriate variation to the Price to take account of such suspension and the Company shall in any event be liable for:

21.2.1	the Standby Rate referred to in Appendix 3 during such period of suspension;

21.2.2
all and any other reasonable costs and expenses suffered or incurred by the Contractor arising directly or indirectly as a result of or in connection with any suspension of the Services including any increased costs of materials, subcontracts and other third party charges; and

21.2.3
any reasonable costs and expenses suffered or incurred in mobilizing the Vessel and Contractor's Personnel to any other third party survey to the extent that the same are not recoverable from such third party and the costs and expenses of remobilizing on resumption of the Services.

21.3	The Company shall be entitled to verify such costs and expenses referred to in Clause21.2 in accordance with Clause 12.

21.4
The Company may, at any time, request resumption of all or part of the Services subject to suspension by notifying the Contractor in writing of the part of the Services to be resumed and the effective date of withdrawal of the suspension, such date being subject to mutual agreement between the Company and the Contractor and subject to ongoing availability of the Vessel and the commitments of the Contractor.

21.5	The Contractor shall advise the Company on a fortnightly basis of the location and status of the Vessel during the suspension period.

21.6
If the period of suspension exceeds 10 (ten) days the Contractor may, unless the suspension is otherwise provided for in this Agreement serve a notice on the Company requiring permission within 5 (five) days from the receipt of such notice to proceed with the Services or that part thereof subject to suspension. If within the said 5 (five) days the Company does not grant such permission the Contractor by a further notice, may (but is not bound to) elect to treat the suspension as a termination by the Company in accordance with Clause 18.

22.	PERMITS, LAWS AND REGULATIONS

22.1
Except as otherwise provided in this Agreement the Contractor shall at its cost and expense abide by and comply, and secure compliance by its subcontractors, with all applicable laws, rules and regulations of any governmental or regulatory body having jurisdiction over the Services.

22.2
Unless otherwise provided herein, the Company shall be responsible at its own cost and expense for securing any and all governmental, mineral, surface, land entry and other permits licenses or authorizations necessary for the Contractor to perform the Services including those necessary to enable the Contractor to enter upon and leave the areas designated by the Company in order to perform the work contemplated hereby (the "Permits"). The Company shall notify the Contractor in writing of any limitations or restrictions affecting such Permits. The Permits shall be in writing and shall be obtained from the person or entity authorized to grant said Permits. In the event the Contractor provides assistance to the Company in obtaining the Permits, the Contractor shall be reimbursed for its reasonable time and expense in providing support to obtain and/or obtaining the Permits.

22.3
Unless otherwise agreed, the Contractor shall at its cost and expense obtain all licenses, permits and authorizations required to be obtained in the name of the Contractor by any applicable laws, rules and regulations for the performance of the Services.

22.4
Unless otherwise agreed, the Contractor shall be responsible for applying for all necessary import and export licenses (if any) required to carry out the Services, and the Company shall co-operate fully with the Contractor to supply all relevant information and details about the Company and its operation including provision of such documentation as may be required by any appropriate licensing authority. In the event that the Company has the benefit of exemptions for import, export, customs or other duties chargeable on Equipment used in the performance of the Services, Company shall make such exemptions available to the Contractor.

22.5
Equipment and technology provided to the Company in performance of the Services may be subject to United States or other countries export licensing laws and controls, and may be licensed for ultimate destination only in the country in which the Services are to be performed. Diversion contrary to the law is prohibited. The Company shall not export or re-export such equipment or technology without first obtaining the Contractor's written permission and the necessary licenses or authorization from the proper export control authorities.

22.6
The Company shall comply with, and shall ensure that all members of the Company Group comply with, all applicable laws, rules and regulations of any governmental or regulatory body having jurisdiction over the Services or the Survey Area and with any terms or conditions of any permits, licenses and concessions obtained in connection with the Services. The Company shall save, indemnify, defend and hold harmless the Contractor Group from and against any and all claims, losses, damages, costs (including reasonable legal costs), expenses and liabilities incurred by any of the Contractor Group in connection with any breach by the Company of the provisions of this Clause 22.6.

23.	MARINE MAMMAL PROTECTION

23.1
Notwithstanding that Company has responsibility for compliance with all applicable local marine mammal protection regulations and to that extent Company shall provide, prior to the commencement of Services, to the Contractor all information relating to local marine mammal protection regulations reasonably necessary to enable the Contractor to comply with such regulations.

23.2
The Company will place two (2) marine mammal observers aboard the vessels and will share any report or reports generated by the observers with the Contractor.If performance of the Services is delayed or prevented by compliance with any applicable laws, rules, regulations or requirements relating to marine mammal protection the Contractor shall be remunerated at the Standby Rate set out in Appendix 3 during any such period of delay or prevention. If compliance with such laws, rules, regulations or requirements prevents performance of the Services for a continuous period of 10 (ten) days or more, either Party shall be entitled at any time thereafter but whilst such prevention is continuing, to terminate this Agreement forthwith by written notice to the other, which termination shall be deemed to have taken place pursuant to Clause 18.

24.	DISPUTE RESOLUTION

24.1
Negotiations.  Any complaints, problems or disputes relating to this Agreement or the provision of the Services (whether during or after termination of this Agreement) and which are not satisfactorily settled by the Company On-Site Representative and the Contractor On-Site Representative shall be referred to the Company Representative and the Contractor Representative and shall be discussed at a meeting between them to reach agreement on the appropriate action to be taken. The Contractor Representative and the Company Representative shall make all reasonable efforts to reach such an agreement.

Any unresolved problems emerging from (i) such meeting(s) or (ii) failure to undertake such  meeting(s) ("Dispute") shall be referred immediately in writing ("Notice of Dispute") to higher management of each Party, which shall mean any individual who has authority to negotiate the settlement of the dispute for a Party ("Senior Executive") who shall attempt to resolve the Dispute through negotiation,. Within thirty (30) Days after the date of the receipt by each party to the Dispute of the Notice of Dispute (which notice shall request negotiations among Senior Executives), the Senior Executives representing the parties to the Dispute shall meet at a mutually acceptable time and place to exchange relevant information in an attempt to resolve the Dispute. If a Senior Executive intends to be accompanied at the meeting by an attorney, each other party's Senior Executive shall be given written notice of such intention at least three (3) Days in advance and may also be accompanied at the meeting by an attorney.  Notwithstanding the above, any Party may initiate proceedings or a civil action concerning such Dispute within thirty (30) Days after the date of receipt of the Notice of Dispute.

24.2
Arbitration. Any and all claims, demands, causes of action, disputes, controversies and other matters in question arising out of or relating to this Agreement, including any question regarding its breach, existence, validity or termination, which the Parties do not resolve amicably pursuant to Section 24.1, shall be resolved by three arbitrators in accordance with the Arbitration Rules of the International Chamber of Commerce. Each Party shall appoint one arbitrator within thirty (30) days of the filing of the arbitration, and the two arbitrators so appointed shall select the presiding arbitrator within thirty (30) days after the latter of the two arbitrators have been appointed. If a Party fails to appoint its Party-appointed arbitrator or if the two Party-appointed arbitrators cannot reach an agreement on the presiding arbitrator within the applicable time period, then the Arbitration Rules of the International Chamber of Commerce shall appoint the remainder of the three arbitrators not yet appointed. The place of arbitration shall be Houston, Texas. The proceedings shall be in the English language. The resulting arbitral award shall be final and binding, and judgment upon such award may be entered in any court having jurisdiction thereof. A dispute shall be deemed to have arisen when either Party notifies the other Party in writing to that effect. Any monetary award issued by the arbitrator shall be payable in US Dollars, It is expressly agreed that the arbitrator shall have no authority to award special, indirect, consequential, exemplary or punitive damages.

25.	TAXES

25.1
All sums payable under this Agreement are exclusive of VAT, sales tax, withholding or similar taxes which may be required to be deducted under applicable law and all other applicable local duties and taxes.

25.2	Any VAT or other local duties or taxes payable in respect of such sums shall be payable by the Company in addition to such sums.

25.3
The Contractor shall not be responsible for any interest or penalties arising directly from the Company's failure to properly remit or administer withholding taxes. The Company shall save, defend, indemnify and hold harmless the Contractor in respect of any claims for interest and penalties arising therefrom. The Contractor shall not be responsible for any tax, interest or penalties due to any negligence, acts or omission on the part of the Company and the Company shall indemnify the Contractor in respect of the same.

26.	WARRANTIES

26.1
The Contractor warrants that it shall carry out all of its obligations under this Agreement and shall perform the Services with reasonable care and skill and in accordance with the standards to be reasonably expected of a reputable contractor experienced in the types of work to be carried out under this Agreement.

26.2
Save as expressly provided in this Agreement all warranties, conditions or other terms expressed or implied by statute or otherwise are excluded to the fullest extent permitted by law and, for the avoidance of doubt, no warranty, condition or other term is given that seismic data resulting from the performance of the Services will be fit for any particular purpose or of any particular quality.

26.3	Each of the Parties warrants that it has full power and authority to enter into this Agreement and that it has obtained all necessary approvals to do so.

26.4
The Company warrants that as of the Effective Date, it had provided to the Contractor all information of which it was aware or which was in its possession at such time relating to the Survey Area, which may be provided without violating existing confidentiality obligations in contracts with third parties, climatic conditions or any other matter which may affect the performance of the Services and will continue to provide information that the Company determines to be of a similar nature.

27.	BUSINESS ETHICS

27.1
The Contractor represents to the Company that no director, officer, employee or agent of the Contractor has given or received or shall give or receive any commission, fee, rebate, gift, entertainment or other payment or remuneration of significant cost or value to or from the Company, its Affiliates, directors, officers, employees or agents in connection with the Services.

27.2
The Company represents to the Contractor that no director, officer, employee or agent of the Company has given or received, or shall give or receive any commission, fee, rebate, gift, entertainment or other payment or remuneration of significant cost or value to or from the Contractor, its Affiliates, directors, officers, employees or agents in connection with the Services.

27.3
The Contractor hereby represents, warrants and covenants to the Company that the Contractor has not, and covenants and agrees that it will not, in connection with the work or in connection with any other business transactions involving the Company, make or promise to make any payment or transfer of anything of value, directly or indirectly: (i) to any Foreign Official (as defined below) or to an intermediary for payment to any Foreign Official; (ii) to any political party; (iii) to any officer, director, employee, or representative of any actual or potential customer of the Company; (iv) to any officer, director or employee of the Company or any of its affiliates; or (v) to any other person or entity, if such payment or transfer would violate the laws of the country in which the transfer is made or the laws of the United States. It is the intent of the Parties that no payments or transfers of value shall be made which have the purpose or effect of public or commercial bribery, acceptance of or acquiescence in extortion, kickbacks or other unlawful or improper means of obtaining business. This subsection shall not, however, prohibit normal and customary business entertainment or the giving of business mementos of nominal value in connection with the Contractor’s performance under the Agreement; provided, however, that all such payments are acceptable under any applicable anti-bribery law.  For purposes of this Section, the term "Foreign Official" shall include (i) any officer or employee of a country other than the United States or any federal, regional or local department, agency, state-owned enterprise or corporation or other instrumentality thereof; (ii) any employee or official of a public international organization; (iii) any person acting in an official capacity for or on behalf of any of such entities identified in clauses (i) or (ii); and (iv) any official of a political party, or candidate or nominee of any political party of a country other than the United States.

In addition to the other indemnifications provided for in this Agreement, the Contractor agrees to indemnify and hold harmless the Company, its respective, above-identified members, and their respective officers, directors, employees, successors and assigns, against all losses, damages or expenses of whatever form or nature, including attorneys' fees and other costs of legal defense, whether direct or indirect, which they, or any of them, may sustain or incur as a result of any acts or omissions of the Contractor or any of its directors, officers, employees, representatives or agents, arising out of any (i) breach of any of the Contractor’s representations, warranties or covenants set forth in this Section 27, (ii) violation by the Contractor of any applicable law, regulation or order concerning anti-bribery, including but not limited to the US Foreign Corrupt Practices Act (“FCPA”); or (iii) violation by the Company of any applicable law, regulation or order, including but not limited to the FCPA, if such violation by the Company is as a result of any action or failure to act of the Contractor or any of its directors, officers, employees, representatives or agents.

27.4
Both  Parties  shall  promptly  notify  the  other  in  the  event  of any  violation  of the representations set out in this Clause 27 and both Parties agree to take all reasonable action necessary to address and correct such violation.

28.	SEVERANCE

If any provision of this Agreement is declared by any judicial or other competent authority to be void, voidable, illegal or otherwise unenforceable or indications to that effect are received by either of the Parties from any competent authority the Parties shall amend that provision in such reasonable manner as achieves the intention of the Parties without illegality or at the discretion of the Contractor it may be severed from this Agreement and the remaining provisions of this Agreement shall remain in full force and effect unless the Contractor in its sole discretion decides that the effect of such declaration is to defeat the original intention of the Parties in which event the Contractor shall be entitled to terminate this Agreement by notice to the Company and the provisions of Clauses 18 shall apply accordingly as if such termination had been pursuant to Clause 18.1.

29.	NOTICES

29.1	Any demand, notice or communication shall be deemed to have been duly served:

29.1.1	if delivered by hand, when left at the proper address for service;

29.1.2	if given or made by pre-paid first class post, 48 (forty-eight) hours after being posted (excluding any day on which banks are not generally open for business in the country of the recipient);

29.1.3
if delivered by facsimile transmission or e-mail transmission to the fax number or e-mail address given in Clause 29.3, on the date of transmission, provided that a confirming copy thereof is sent by first class pre-paid post to the other Party at the address referred to in Clause 29.2 within 24 (twenty- four) hours after the transmission.

29.2	Any demand, notice or communication (or confirming copy of any facsimile or e-mail transmission) shall be made in writing addressed as follows:

29.2.1	if to the Contractor, to:	Christian Andre
CGGVeritas Services SA
27 Avenue Carnot
91341 Massy cedex , France
Tel +33164473076

29.2.2	if to the Company, to:	Steve Barrett
Hyperdynamics Corporation
12012 Wickchester Lane, Suite 475
Houston, Texas
Tel: 713 353 9400

or to such other address as the Party to whom notice is to be given may have notified to the other in writing in accordance herewith from time to time.

29.3	The Parties respective fax numbers and e-mail addresses are:

29.3.1	the Contractor:

fax  number: +3316447 4417
e-mail:christian.andre@cggveritas.com

29.3.2	the Company:

fax number: 713 353 9421

e-mail: sbarrett@hyperdynamics.com

30.	ASSIGNMENT AND SUB-CONTRACTING

30.1
The Contractor shall be entitled to carry out its obligations under this Agreement through any other company which at the relevant time is an Affiliate of the Contractor and shall be entitled to sub-contract or otherwise delegate any of its obligations hereunder to any other person, firm or company, provided that Contractor shall provide Company notice of sub-contractors that will interact with public officials of the Republic of Guinea under or pursuant to this Agreement or have an on-shore presence. The Contractor shall remain fully responsible for the acts and omissions of such Affiliate or such other person, firm or company as if these were the acts and omissions of the Contractor. The Contractor shall be entitled to assign the benefit of this Agreement to any Affiliate of the Contractor.

30.2
The Company shall be entitled to assign and transfer any or all of its rights, responsibilities, obligations and liabilities under this Agreement to any of its Affiliates or a third-party or sub-contractor, subject to prior written consent of the Contractor which consent shall not be unreasonably withheld or delayed and provided always that such Affiliate assignee or sub-contractor is a person with whom the Contractor may lawfully contract and for whom the Contractor may perform the Services using the Equipment and the Contractor's technology without contravening the provisions of any laws applicable to the Contractor or any of its Affiliates. However, the Contractor shall have the right to request additional reasonable guarantees from such Affiliate and/or the Company pursuant to Clause 7.1.3 and any such assignment or transfer shall be void until such guarantees have been given to Contractor.

30.3
Except as provided in Clauses 30.1 and 30.2 this Agreement is personal to the Parties, and none of them shall, without the prior written consent of the other Party (such consent not to be unreasonably withheld or delayed), assign, mortgage, charge (otherwise than by floating charge) or dispose of any of its rights hereunder (including, without limitation, by declaration of trust in favor of any third party), or sub-contract or otherwise delegate any of its obligations under this Agreement.

31.	ENTIRE AGREEMENT

31.1
Each Party acknowledges that this Agreement contains the entire agreement between the Parties with respect to the subject matter hereof and supersedes and replaces all prior communications, representations (other than any misrepresentation which has been made (i) knowingly; or (ii) without belief in its truth; or (iii) recklessly), warranties, stipulations, undertakings and agreements whether oral or written between the Parties. Any prior agreements, undertaking or arrangements between the Parties are cancelled as of the Effective Date but without prejudice to any rights which have already accrued to any of the Parties.

31.2
Each Party irrevocably and unconditionally waives any right it may have to claim damages and/or to rescind this Agreement for any misrepresentation made on or prior to the Effective Date not contained in this Agreement or for breach of any warranty not contained in this Agreement unless such misrepresentation was made: (i) knowingly; or (ii) without belief in its truth; or (iii) recklessly.

32.	NO VARIATION

No variation to this Agreement shall be effective unless in writing signed by a duly authorized officer of each of the Parties.

33.	WAIVER

Any failure by either Party to enforce at any time or for any period any of the terms and conditions of this Agreement will not be construed as a waiver of its rights or of the right at any time subsequently to enforce all terms and conditions of this Agreement.  Any waiver of a breach of any provision will not affect either Party's rights in the event of any additional breach.

34.	RIGHTS CUMULATIVE

Unless expressly stated otherwise, all rights or remedies granted to a Party shall be cumulative and no exercise by a Party of any right or remedy under this Agreement shall restrict or prejudice the exercise of any other right granted by this Agreement or otherwise available to it.

35.	RELATIONSHIP OF PARTIES

35.1
The Contractor is and will at all times remain an independent contractor and nothing contained in this Agreement shall be construed to imply that there is any relationship between the Parties of principal and agent, of partnership or of employer and employee nor are the Parties hereby engaging in a joint venture. None of the Parties shall have any right or authority to act on behalf of any other Party nor to bind any other Party whether by contract or otherwise, unless expressly permitted by the terms of this Agreement.

35.2
All persons engaged by the Contractor in the provision of the Services shall be the employees or independent contractors (as the case may be) of the Contractor and not of the Company. All persons engaged by the Company in connection with the Services shall be the employees or sub-contractors (as the case may be) of the Company and not of the Contractor. Neither the Contractor nor the Company shall have any control over the employees or sub-contractors of the other.

36.	PUBLICITY

Each of the Parties agrees that it will not disseminate any press release or public announcement concerning this Agreement or its performance to any person without the other Party's prior written consent (which shall not be unreasonably withheld or delayed). Each Party agrees to instruct its advisers, whether financial, accounting, legal or otherwise, not to disseminate any of such information to any other person without the other Party's prior written consent (which shall not be unreasonably withheld or delayed), provided always that the provisions of this clause shall not preclude either Party or its advisers from making any disclosure of information required pursuant to the provisions of any statute or the order or requirements of a court, administrative agency, other governmental body or relevant stock exchange.

37.	GOVERNING LAW AND CHOICE OF FORUM

37.1
This Agreement and the respective rights and obligations of the Parties shall be governed, construed, interpreted and enforced by and under the laws of England and Wales in every particular including formation and interpretation without regard to principles of conflict of laws.

37.2
Notwithstanding the provisions of Clause 24 the Parties irrevocably agree to submit all disputes arising out of or related to this Agreement, not otherwise satisfied to the mutual agreement of the Parties, to the exclusive jurisdiction of the appropriate state or federal courts located in Harris County in the State of Texas for the purposes of asserting any claim or cause of action hereunder and agree to submit to the jurisdiction of such courts including for the purposes of the enforcement of any judgment or order for preliminary or interim relief resulting therefrom and waiving any objections thereto. The Parties further agree that any such judgment or order may be entered into and enforced by any court or judicial order having competent jurisdiction over the Party or the assets of the Party against whom the judgment or order was given.

37.3
If there is any conflict in meaning between the English language version of this Agreement and any version or translation of this Agreement in any other language, the English language version shall prevail.

AS WITNESS the hands of the Parties the day and year first before written.

SIGNED by

duly authorized for and on behalf of SCS Corporation

SIGNED by

duly authorized for and on behalf of CGG Veritas Services SA

APPENDIX 1

SCOPE OF WORK

Survey Area

The 3D seismic program will consist of a base polygon of 4015 km2 with an average line length of 89.43 km.

The Survey coordinates are:

X = 467371.1,  Y = 997001.0  Meters (A)
X = 495228.8,  Y = 989107.1  Meters (B)
X = 556310.1,  Y = 930573.1  Meters (C)
X = 524434.0,  Y = 908800.0  Meters (D)
X = 474074.4,  Y = 957059.4  Meters (E)
X = 459408.9,  Y = 961556.5  Meters (F)
X = 445835.3,  Y = 974564.1  Meters (G)

Water depth 250 to3500m

1.0  Acquisition parameters:

Parameters	Values
Sample rate	2 ms

Record length	10000 ms (may employ shifted records)

Low cut filter	3hz

High cut filter	200hz

Number of cables	12

Cable separation	100 m at head. Streamers steered in Dovetail formation to 150m at the tail.

Group length	12.5m

Group interval	12.5 m

Number of sources	2

Source separation	50m

Pop interval	25 m alternating sources

Source depth	6m

Source pressure	2000psi

Cable depth	Variable depth BroadSeis

Cable length	7650m

Minimum source-receiver offset	< 220m

Bin dimensions	12.5m in-line x 25m cross-line

1.1  Energy Source:

Gun type	Sodera G – Gun II

Pressure release	2000 psi

Sensor return	Time Break

Compressor capacity	2200 cfm

Number of compressors	3

Number of spare compressors	1

Operating pressure	2000 psi

Recycle time	9 secs per source.

Gun controller	Gunlink 4000

Time resolution	6.25uS

Near field phones	Agh 7100

Depth indicators	Integrated

Source volume	4600 cu in.

Number of sources	2

Source separation	50m

Number of sub-arrays per source	3

Number of gun arrays	2

Source array length	16.5m

Source array width	16m

Array depth	6m

Sub-array separation	8m

1.2	Seismic Streamer:

Manufacturer and type	Sercel Sentinel solid

Number of streamers	12

Number of channels per streamer	612

Group spacing	12.5m

Group length	12.5m

Total length of each steamer	7650m

Hydrophones	Sercel flexible

Number of hydrophones per group	8

Group sensitivity	19.7V/Bar@20deg C

Number and type of compasses	12 Digicourse

Number and type of depth sensors/controller	18 Nautilus/12 Digicourse

Number and type of acoustic	18 Nautilus

Minimum source-receiver offset	< - 220m

1.3	Recording System

Manufacturer	Sercel

Type	Seal 428

Number of channels	7344

Format	SEG D rev1 8058

Sample interval	2ms

High cut filters	200Hz

Low cut filters	3Hz

1.3	Survey Navigation and Onboard QC & QA- see vessel specifications

Primary navigation	Starfix

Secondary navigation	Skyfix

Navigation QC/QA - sources	Orca

Navigation QC/QA - streamers	Orca

Seismic-navigation merge QC/QA	Geovation

Seismic sources QC/QA	Geovation

Seismic streamers QC/QA	Geovation

1.3	Vessel – see vessel specifications

Post Acquisition deliverables:

Deliverable	copies

SEG D tapes	2 x 3592

Nav P2-94 tapes	2 x 3592

Nav P2-91 tapes	2 x 3592

Observer logs	2 x CD

Final Operations report	3 x CD

Navigation report	3 x CD

2	ONBOARD PROCESSING

QC PRODUCT	ANALYSIS
2D Mirror stack
Shot point and mirror stack after Broadseis denoise with amplitude spectrum analysis	Check that the data can be clean without touching to the frequency bandwith and to the ghost.
Shot vs channel RMS ampl map raw data, noise window	Bad shots and channels, noise level
Shot vs channel RMS ampl map raw data in signal window
Near field hydrophone data	Timing, amplitude and frequency content
Dual source amplitude	Comparison of dual source amplitudes
Sum of all channels per streamer per shot in water column	Level of electrical noise / cross feed
2D Brute stack	Seismic data quality
Trace continuity check	Verification of no missing traces
Acquisition geometry plot	Geometry, shot numbers, gun masks
Noise file	General noise level, birds, streamer balance
Shot display, all streamers	Bad and noisy channels and streamer sections Signal/noise comparison between streamers
Spike plot	Number of spikes &QC of removed samples
Shot vs channel RMS ampl map raw data, noise window	Bad shots and channels, noise level
Shot vs channel RMS ampl map raw data in signal window
Shot vs channel MAX ampl map raw data in signal window
Channel RMS map, averaged over all shots, noise window	Anomalous channels
QC PRODUCT	ANALYSIS
Shot RMS map, averaged over all channels for each cable	Signal to noise ratio

Navigation-Seismic trace merge check	Verification of no missing traces following merge
Near trace nav-seis merge QC, in-line plot	Comparison direct arrival time and travel time computed from navigation per streamer for all shots
Near trace nav-seis merge QC, crossline plot	Comparison direct arrival time and travel time computed from navigation for all streamers for selected shots
Shot display with swell noise/seismic interference attenuation	Noise level after swell noise/seismic interference attenuation
No signal data in difference plot (with – without)
2D Brute stack with swell noise/seismic interference attenuation, and difference plot	Seismic data quality after swell noise/seismic interference attenuation
Shot vs channel RMS ampl map after noise attenuation, noise window	Data quality after noise attenuation
Crossline stack	Consistency between sail-lines
Single Offset class Common Offset Cube	Area consistency + matching with adjacent survey
Bubble test (Start of survey, modification of guns)	Verify gun depth, volume and timing
Streamer sensitivity RMS values	To be also done when new streamer sections are deployed: Difference between streamers, sections and channels,
Attribute maps (signal, noise before and after sparc, water depth)	Consistency of the quality of data
QC Weekly report

Deliverable	copies
SEG Y Nav Merge	1

3	ONSHORE PROCESSING

Hyperdynamics Guinea BroadSeis PSTM/PSDM Flow

Fast track: Post-stack Time Migration

(assumes 25 x 25m bins and 4 ms sample interval)

1.	Nav merge & qc
2.	De-noise
3.	De-signature

4.	Pick stacking velocity
5.	Radon
6.	Nmo and stacking mute (two nmo: one for up-going and one for downgoing)
7.	Stacks
8.	Post-stack migrations(two migrations)
9.	Post-stack de-ghosting
10.	Spectrum whitening
11.	Final de-noise

Pre-processing

1.	Data reformat
2.	Trace editing
3.	Nav merged and output as the field tapes (if SEGD is delivered)
4.	De-signature with source ghost only including gun depth correction
5.	Correction for spherical divergence
6.	Amplitude regularization(shot/channel)
7.	Resample to 4ms.
8.	Swell, linear & SI noise attenuation
9.	Tidal statics application if required.
10.	Receiver motion correction
11.	Phase-only Q compensation, single value
12.	Water column statics correction
13.	3D BroadSeis SRME
14.	Preliminary velocity analysis on a 1 kilometer grid over survey, horizon-consistent wherever possible
15.	HR Radon demultiple (if needed)
16.	3D offset binning to 12.5m x 25m bins using minimum azimuth selection criteria.
17.	3D regularization in common offset domain
18.	Acquisition footprint removal (common offset amplitude de-striping)
19.	Residual noise attenuation in offset domain if necessary
20.	Output to SEG-Y tape – Pre-imaged Gathers: merged to 85 x 3 km of vintage data by ignoring receiver ghost in the BroadSeis data $ 51000

3D Pre-stack Time Migration

1.	PSTM velocity analysis using non-linear tomography inversion for time migration (TOMOT) 500x500m grid
2.	3D regularization to 12.5m x 12.5m grid
3.	Full Kirchhoff Pre-Stack Time migrations (direct and mirror migrations) including 85 x 3 km of vintage data $ 102000
4.	Pre-stack de-ghosting
5.	Automatic RMO velocity analysis on 50x50m grid
6.	RMO correction
7.	High resolution Radon demultiple (if needed)
8.	Output to SEG-Y tape – Final NMO PreSTM gathers
9.	Pre-stack mute (inner and outer trace muting, as appropriate)
10.	Full offset 3D PreSTM stack plus near, mid and far angle stacks – 4 stacks
11.	Output to SEG-Y tape – Raw PSTM stack
12.	Noise reduction as necessary (F-X deconvolution). DAS (decon after stack) if needed

13.	Application of residual wavelet filter to zero phase if needed
14.	Spectral broadening (if required).
15.	Time variant filtering and scaling as necessary.
16.	Output to SEG-Y tape – Final PSTM Stacks full fold, near, mid and far angle - 4 stacks.

3D Pre-stack Depth Migration

1.	Build initial anisotropic depth migration velocity from PSTM velocity and geological information
2.	Residual curvature picking on the PSTM pre-stack de-ghosted gathers
3.
Non-linear tomography inversions for building anisotropic depth migration velocity model.  The multi-layer high definition tomography algorithm will be used.  Key geological horizons will be provided by clients for constraining the inversion process.  If necessary, four iterations of CBM to include gather conditioning and RMO picking, structural dip and azimuth picking, tomographic velocity update, structural update (horizon map migration)

Output of additional CBM volumes (25 x 25m): intermediate volume at $ 120000 and one final stack volume at $ 160000
4.	Kirchhoff anisotropic depth migration (direct and mirror migrations)
a.	Migration geometry: 12.5m x 25m in and 25m x 25m out
b.	Fold: 45
c.	Maximum depth: 6 km with depth increment of 10 m
d.	Migration aperture: 3 km
e.	Travel time computation grid: 100m x 100m x 20m
f.	Output area = input area.
5.	Pre-stack de-ghosting
6.	Output to SEG-Y tape – Raw PreSDM gathers and final velocity model
7.	Final automatic high density RMO correction on 50m grid
8.	High resolution Radon demultiple (if needed)
9.	Pre-stack mute (inner and outer trace muting)
10.	Full offset 3D PreSDM stack in time and depth plus near, mid and far angle stacks in time – 5 stacks.
11.	Output to SEG-Y tape – Raw PreSDM Stacks, full fold in depth; full fold, near, mid and far stretched to time - 5 stacks.
12.	Noise Reduction as necessary (F-X deconvolution) DAS if needed
13.	Application of residual wavelet filter to zero phase if needed
14.	Spectral broadening (if required).
15.	Time variant filtering and scaling as necessary.
16.	Output to SEG-Y tape – Final PreSDM Stacks, full fold, mid, near, far angles and (Far –Near)xFar in depth; full fold, mid, near, far angles and (Far-Near)xFar stretched to time – 10 stacks.

Deliverables

•	Nav merged field tape equivalent
•	Pre~~-~~imaged CDP gathers
•	Fast track post-stack time migration equivalent volume
•	PSTM de-ghosted final NMO, RNMO gathers
•	PSTM raw full stack, near, mid, far, and (F-N)F angle stack volumes
•	PSTM post-processed full, near, mid, far, and (F-N)F angle stack volumes

•	PSDM Kirchhoff raw de-ghosted gathers
•	PSDM Kirchhoff final RNMO gathers in depth and time
•	PSDM Kirchhoff raw full stack, near, mid, and far, (F-N)F angle stack volumes in time and depth
•	PSDM Kirchhoff post-processed full, near, mid, and far, (F-N)F angle stack volumes in time and depth
•	PSTM migration and RMO velocity volumes
•	PSDM Kirchhoff migration velocity volume
•	Processing report
•	Optional:
o	CBM intermediate volume (25m x 25m)
o	Final CBM PSDM volume (25m x 25m)

•
•
4 Marine Gravity and Magnetics

•
Marine gravity and magnetic data will be recorded in conjunction with the seismic survey.  GPS navigation will be acquired at 1 second or more frequent intervals.  Measurements will include x, y, z, vertical velocity, x-horizontal velocity, and y-horizontal velocity.  GPS navigation will not be decimated coarser than 1 second.  The gravity meter, magnetometer, and fathometer should be recording continuously from entry into Guinean waters until exiting Guinean waters.  Efforts will be made to obtain tie lines during times of seismic repairs, weather downtime, or other periods when the vessel is able to transit the survey area obliquely to the seismic sail line direction.  Magnetic diurnal reference data will be obtained from an onshore Magnetic Observatory.  Processing will include:

•	Fully processed gravity and magnetic line data

o	Digital grids of Bathymetry
o	Free air gravity
o	Bouguer gravity
o	Residual Bouguer gravity
o	Total magnetic intensity
o	RTP/RTE total magnetic intensity
o	Residual RTP/RTE total magnetic intensity
o	Magnetic anomaly
o	Processing report

APPENDIX 2

Acquisition Details

Quality Control Standards

1.0	GENERAL

1.1	Introduction

The Work standards described in this document are intended to ensure data quality, by specifying a reasonable minimum standard of performance normally expected from a seismic CONTRACTOR, and shall apply to all vessels and equipment engaged in the Work.

CONTRACTOR will notify COMPANY representative whenever the specifications contained within this document are not complied with.

COMPANY representative on board may suspend operations if the specifications contained in this document are not complied with.

COMPANY representative, in consultation with COMPANY, may relax the tolerances and specifications contained within this document.

All logs, test results, and other quality control information will be available to COMPANY representative at all times.

The CONTRACTOR'S representative on board shall be in charge of the conduct of the operation.

Unless otherwise stated in the contract, all sub-contracted work shall be the responsibility of the CONTRACTOR.  CONTRACTOR shall ensure that all sub-contractors comply with all requirements herein.

CONTRACTOR is required to provide information concerning all equipment, configuration and spares complement proposed for the survey, as detailed in the various sections of these specifications, in time scales that are appropriate to the requirements.  Where possible this information shall be provided as part of the tender.

COMPANY shall provide CONTRACTOR with co-ordinates of the survey area, sub-surface line spacing and orientation in sufficient time for CONTRACTOR to produce a pre-plot chart.

COMPANY shall specify the spheroid, datum and map projection to be used for the Work. CONTRACTOR shall be responsible for producing start and end line co-ordinates and a pre-plot chart, at a scale appropriate for the size of the survey, showing all lines in relation to the survey area, not less than 14 days prior to mobilization.

Nothing contained within this document shall exonerate the Master(s) of any vessel(s) engaged in the work from their responsibility for the safety of vessel(s) and crew(s).

Unless specified elsewhere in this document, the spares complement shall be sufficient to maintain and support continuous 24 hour operations for the duration of the Work.

1.2	Quality Assurance and Quality Control

CONTRACTOR is responsible for ensuring that all equipment is performing to manufacturer's specifications.

CONTRACTOR shall ensure that the technical specifications and quality standards and procedures as detailed in this document are complied with at all times, unless waived in writing by the COMPANY representative.

Instrument tests and calibrations shall be in accordance with manufacturer's specifications and/or CONTRACTOR'S recommended procedures.  In the latter case, CONTRACTOR shall submit its procedures to COMPANY for approval.

Throughout the survey CONTRACTOR shall operate a Quality System that conforms to the requirements of ISO-9000 and shall use the system to ensure that quality standards are maintained throughout the Work.

CONTRACTOR shall ensure that all operational logs and reports are legible and correctly annotated.

COMPANY reserves the right to use its own QC and/or processing systems in addition to any system provided by the CONTRACTOR.  The provision of such systems shall not relieve CONTRACTOR of its quality assurance and quality control responsibilities.

CONTRACTOR shall provide all necessary information and assistance relating to interfacing of QC systems if requested by COMPANY.

1.3	Information to be provided by CONTRACTOR

The following information is required from CONTRACTOR

1.3.1	Vessel Information

a	Number of Vessels b. For each vessel:
•	Vessel Dimensions.
•	Maritime equipment including navigation and safety.
•	Machinery including engines, bow thrusters, generators.
•	Port of Registry.
•	Year of build and conversion.
c.	Safety Equipment certification:
•	Classification certification.
•	Heli-deck certification.

d.	Crew certification.
•	Vessel diagrams of the configurations) proposed by the
•	CONTRACTOR showing nominal offsets to be used in the operation.
•	Tow simulation(s) of the CONTRACTOR'S proposed configuration.

1.3.2	Source Information

a       Type of source and operating pressure
b.      Total volume
c.      Number and size of guns
d.      Gun sizes and array configuration diagrams
e.       Source and streamer geometry diagrams.
f.       Modeled far field source signature (Filters DFS-V, out-128 Hz, 72 dB/oct and instrument filter) to include:
•	Amplitude vs. Frequency spectra.
•	Peak pressure amplitude in bar-m for the specified operating depth.
•	Primary to bubble ratios.
•	Bubble period.
•	Source array directivity plots: IL, XL, hor. Plane (f=20, 40, 60, 80 Hz.)

g.      Modeled far field source signature with effect of cable ghost (Filters DFS-V, out-128 Hz, 72 dB/oct and instrument filter) to include:
• Amplitude vs.  Frequency spectra.
• Peak pressure amplitude in bar-m for the specified operating depth.
• Primary to bubble ratios.
• Bubble period.
• Source array directivity plots: IL, XL, hor.  plane (f=20, 40, 60, 80 Hz.)

h.      Minimum source re-cycle time.
i.	Location and type of near field phones,
j.	Location and type of depth indicators
k.	Details of the source controller.
1.	Time delay between start of record and time zero,
m.	Allowable source dropout specifications *
n.	Allowable gun swapping combinations *
o.	Description of RT source signature including QC procedures,
p.	RGPS receivers location

* CONTRACTOR shall provide comprehensive details on proposed allowable source dropout specifications including signatures as detailed above, derived from the performance requirements in Section 3.2 both for variations in volume and air pressure.  Dropout listings at least should include Gun#, V, P, %ch P, P/B, &ch P/B, xcorr, Average deviation from nominal signal in frequency domain, Max deviation from nominal signal in frequency domain.

COMPANY will advise CONTRACTOR regarding acceptability of proposed dropouts.  A list of agreed allowable dropouts will be inserted as an Attachment to The Technical Specifications.

1.3.3	Streamer Information

a      Type/length of streamer sections.
b.     Type of skin.
c.     Type/length of lead in.
d.     Type/length of stretch sections.
e.      Streamer configuration diagrams.
f.      Type and location of depth indicators.
g.     Physical and electrical characteristics of hydrophones.
h.     Hydrophone configuration (group length, phones per group).
i.      Hydrophone sensitivity.

j.      Details of electronic modules and repeater modules.
k.     Details of streamer depth controllers
1.     Description of steerable streamer control, specifications.

1.3.4	Recording System Information

a	Description of the system with flow path diagrams.
b.	Timing diagram for seismic, energy source and positioning data acquisition and integration.
c.	Streamer channel allocation convention.
d.	Source mask convention (e.g. source A = odd shotpoints etc.).
e.	Description of the digital format in use including all header and extended header formats.
f.	Details and description of manufacturers' periodic instrument tests (daily, weekly, monthly).
g.	Results and a copy of the set of instrument tests before the acquisition starts
h.	Results of each set of monthly tests.
i.	Average instrument cycle time after end of each record.

13 5	INS Information

a      Details of system capabilities.
b.     Details on the application of filtering and smoothing.
c.     Details on QC Sanctions, graphs and plots.
d.     Recording format diagrams (unless UKOOA format).

1.3.6	Positioning System Information

Proposed Systems for Primary and Secondary.  Vessel Positioning

DGPS Systems:
Reference station details, including co-ordinates, power supplies, backup facilities, technical inspection and audited health check data.

Monitor station details including co-ordinates, monitoring procedures, procedures for notification of users, power supplies, backup facilities, inspection and audited health check data.

GPS-based Source Positioning Units (SPUs):

Deployment of at least two SPUs.  To be verified using the re-radiation technique.  Network configuration diagrams.

Acoustic Systems:
Minimum percentage of redundant observations to each acoustic node.  Effects of missing ranges and/or nodes on the network.  Acoustics network configuration diagrams showing:

•	Location of responders relative to each other and to streamer channels.
•	Location of spare responders.
•	Nominal ranges.

Compasses:
•	The latest value of magnetic declination (horizontal intensity) to be used initially.
•	Results of static check.
•	Calibration certificates (less than two years).
•	Historical information relating to previous compass checks, calibrations and performance.

Onboard QC and Processing System
•	Hardware
•	Software
•	Procedures

1.4	Survey Vessel

The vessel(s) used for the survey will be as specified in CONTRACTOR'S tender document.

The vessel(s) shall be in a seaworthy condition and fit for the purpose for which it/they is/are intended.

Current valid safety, machinery, manning and any other certification required by law, shall be available for inspection.

COMPANY may undertake an independent HSE (Health, Safety and Environmental) audit whilst the vessel is in port and/or when in an operational condition on location.

COMPANY may refuse to accept the vessel if the HSE audit reveals major deficiencies.

The above requirements apply to all vessels engaged in the Work and under CONTRACTOR'S control including picket vessels and work vessels.

1.5	Personnel

1.5.1	Marine Crew

Minimum manning requirements shall be in accordance with maritime law currently in force in the country of vessel registration.  COMPANY may request additional manning if it considers that minimum manning requirements are insufficient or inadequate for the type and location of the work.

1.5.2	Seismic Crew

The seismic crew will comprise of at least:

•	One onshore coordinator.
•	One senior party chief.
•	One senior technician/ instrument engineer/ assistant party chief.
•	One senior navigator/surveyor per shift.
•	One senior observer per shift.
•	One senior 3D QC operator per shift.
•	One senior gun mechanic per shift.
•	One senior onboard positioning processing supervisor/operator.
•	One onboard positioning processing operator.

A list of CV's for the seismic crew must be supplied by CONTRACTOR with the tender document.

1.6	Reporting

CONTRACTOR shall provide reports as follows:

At any time, COMPANY may request any information related with the operation such as position maps (format to be defined), folds maps, shots, brute stacks, equipment controls, schedules, etc...

For this purpose, the CONTRACTOR shall provide a secure ftp site where COMPANY shall download the data.

CONTRACTOR shall provide a website where real positions, statics, data, plots, notes, etc.  can be visualized

Daily to COMPANY representative onboard giving details of the previous 24 hours operations to include:

Prime production
Sail line kilometers	Daily	Accumulated (weekly, monthly, survey) & Production percentage
CMPs Acquired
Square kilometers Acquired
Infill production
Sail line kilometers	Daily	Accumulated (weekly, monthly, survey) & Production percentage
CMPs Acquired
Square kilometers Acquired

Full Fold Production	accumulated weekly, monthly, % of total area

Line status
Number, complete, incomplete, do not process, etc...

Shot point range on each line.

Time Charge	Prime, infill, chargeable downtime and Non Chargeable downtime
CONTRACTOR chargeable items	To be specify at start up meeting

Project Time
Schedule

Time in the project Estimated time to complete the survey

Time Allocation

Production, line change, bad weather, equipment malfunction, equipment configuration, client request, transit time, client support, fishing interference, floating debris, sea creatures, currents, traffic, miscellaneous,...

HSE Events
F.A.C.	Day	Accumulated Week, Month and Survey	Comments
M.T.C.			Comments
R.W.C.			Comments
R.W.C Days			Comments
N.M.I.			Comments
L.T.I.			Comments
L.W.D			Comments
In-It			Comments
FA T			Comments
3.PI			Comments

JP1 (liters)	Day	Accumulated Week, Month and Survey	Comments
Diesel (liters)			Comments
Gasoline (liters)			Comments

HSE Controls
Drills	Day	Accumulated Week, Month and Survey	Comments
Audits			Comments
Positive Actions			Comments
Risk Identification Action Reports			Comments
Risk Identif Action Reports Closed			Comments
Total Hours Flying Helicopters			Comments
Training courses (Men/number)			Comments
Training courses (Hrs/number)			Comments
Meetings Toolbox (Men/number)			Comments
Meetings Toolbox (Hrs/number			Comments
Total Work (Men/number)			Comments
Total Work (Hrs/number			Comments

Waste Management Treatment
Biodegradable (Kg.)	Day	Accumulated Week, Month and Survey	Comments
Paper/Wood/Carton (Kg.)			Comments
Metals (Kg.)			Comments
Medical Disposal (Kg.)			Comments
Batteries (Kg.)			Comments
Others (Kg.)Specified			Comments
Water consumption (liters)			Comments
Black water (liters)			Comments
Grey water (liters)			Comments
C0 2 emissions (Kg.)			Comments
Comments
Comments

Other information
Weather (wind direction and velocity, seas waves, general...
Operational/technical problems Quality control observations Acquisition comments and plans

Weekly summary to COMPANY representative onboard and copied to COMPANY office giving details of the previous 7 days operations to include:

•	Lines acquired and accepted during the week.
•	Prime kilometers acquired and accepted during the week.
•	Infill kilometers acquired and accepted during the week.
•	Chargeable time during the week.
•	Timing breakdown.
•	Operational/technical problems.
•	Safety incidents.
•	Cumulative total kilometers acquired and accepted (prime and infill).
•	Cumulative chargeable time.

End of Survey to COMPANY office and COMPANY representative:

•	Final total prime kilometers.
•	Final total infill kilometers.
•	Total chargeable time.
•	Timing breakdown

2.0	QUALITY ACCEPTANCE CRITERIA

CONTRACTOR shall evaluate data quality using all available systems.

At the start of the survey all equipment must comply with all technical specifications.  At the start of each new 24 hour period:
•      Daily instrument tests shall be undertaken and the results submitted to COMPANY representative for approval.
•      All equipment must be in good working order.

2.1	Requirements

CONTRACTOR will undertake dynamic compass calibrations at regular periods during the acquisition phase of the survey.

CONTRACTOR will use the functionality in the Spectra and/or other Navigation Systems to calibrate the gyrocompass in place of the standard dockside technique, ascertaining a calibration value for the gyrocompass based upon an azimuth derived from two GPS antennas placed onboard the centre line of the vessel.

CONTRACTOR will undertake the DGPS and rGPS configuration checks using the integrity monitor and re-radiation techniques, respectively.

CONTRACTOR will perform the acoustic system verifications at sea using the QC functionality in the Spectra and/or other Navigation Systems.

During mobilization CONTRACTOR shall undertake the following and inform COMPANY representative of the results before sailing:

•	DGPS configuration dockside check (or acceptable alternative).
•	RGPS configuration dockside check (or acceptable alternative).
•	Provide laser calibration results (if applicable).
•	Acoustic systems verification check (if possible).
•	Provide compass calibration certificates.
•	Provide compass static check results (if applicable).
•	Provide echo sounder draught check results.
•	Provide temperature and salinity meter calibration information.
•	Monthly instrument tests (if possible).
•	Sample datum transformation calculation (satellite datum to local datum and vice versa).
•	Two boat telemetry check (if applicable).
•	Provide a list of onboard equipment spares.

When on location during streamer deployment CONTRACTOR shall provide the following:

•	Streamer configuration and deployment diagrams.
•	Antenna diagrams and location of any navigation reference points.
•	Acoustic networks diagram.
•	Printout of all survey parameters input into INS.
•	Printout of all survey parameters input into the navigation post
•	Processing system.
•	Printout of all parameters input into binning system.
•	Results of analysis of monthly instrument tests.

For details refer to the relevant sections of these specifications.

2.2	Work Not to Continue

•	A line or line segment will not be accepted if, on any one CMP line, there are:
•	6 or more consecutive misfires.
•	8 misfires in any 15 consecutive records.
•	12 misfire in any 100 consecutive records.
•	The cumulative number of misfires shall not exceed:
•	5.0% for a line or line segment.
•	2.0% for the survey.
•	No more that 3% bad traces throughout all streamers
•	No more than 10% drop in fold for any one streamer
•	No more than 2 adjacent bad traces
•	No more than 1 bad trace of the near 6 traces o
•	No more than 5 traces/30 traces

•
If the CONTRACTOR can demonstrate that the required fold and offset coverage specifications (e.g., due to infill or overlap from adjacent lines) are met, then COMPANY representative may waive this additional specification.

2.3	Definition of a Misfire

For details refer to the various performance specifications sub-sections.

Any one of the following shall be considered as a misfire, unless waived in writing by the COMPANY representative:

•	No seismic data recorded (or incomplete record).
•	No navigation data recorded (or incomplete record).
•	Loss of time zero.
•	No shot fired.
•	Tape parity errors (manufactures definition of tolerances).
•	Data extraction errors (manufactures definition of tolerances).
•	Source synchronization error.
•	Acquisition/recording parameters do not meet performance specification.
•	Recording instruments do not meet performance specification.
•	Source parameters and performance do not meet performance specification.
•	Streamer parameters and performance do not meet performance specification.
•	Source and streamer geometry and separations do not meet performance specification.
•	In multi-cable/multi-source operations the nominal number of CMP lines is not generated, unless waived in writing by the COMPANY representative.
•	Streamer noise levels exceed performance specifications.
•	Streamer balance does not meet performance specification.
•	Streamer depth does not meet performance specifications.
•	Streamer positioning does not meet performance specifications.
•	Streamer compasses do not meet performance specification.
•	Number of bad streamer channels does not meet performance specifications.
•	Source signature does not meet performance specification.
•	Source volume does not meet performance specification.
•	Source positioning does not meet performance specification.
•	Air pressure does not meet performance specification.
•	Source timing and/or synchronization do not meet performance specification.
•	Source depth does not meet performance specification.
•	Failure of source depth indicator.
•	Source separations do not meet performance specification.
•	Vessel primary positioning does not meet performance specification and the secondary system is in-operational at that time. Within 24 hours both systems must be operational.
•	Tail buoy positioning does not meet performance specification.
•	Source DGPS positioning does not meet performance specification.
•	No heading information.
•	Binning system not operating. As the positional data is binned in the offline, CONTRACTOR will be required to reacquire any missing coverage at its own cost.
•	Failure of tail acoustic network for more than 500m unless all tail buoys are operational.

2.4	Acquisition Procedures and Minimum Line Lengths

•
Twelve (12) streamers to be used except when a lesser number is required upon the joint decision of the Parties pursuant to section detailing Water Depth above.  Subject to company approval fewer streamers may be used on a temporary basis subject to a pro-rata adjustment to the rates in Appendix 3.

•	Line run-in distance shall be commensurate with acquiring the correct bin fill specifications.
•	Guns will be fired in sufficient time prior to start of line to allow for warming up and tuning.
•
In areas were Cetacean activity is of concern, a phased start up of the guns shall be implemented on the run-in to line such that output is increased progressively in sufficient time prior to start of line.

•	The first shot point on a line shall be fired when the position of the near trace CMP coincides with the start co-ordinates.
•	Line run outs to achieve full fold coverage are required at the end of each line.
•	As far as is possible all lines shall be recorded in one pass.

The minimum acceptable line segment shall not be less than 1 streamer lengths (except for infill lines).

Unless otherwise dictated by operational constraints the maximum number of allowable line segments per line shall be:

Line length < 20km                                            2 segments

Line length 20-35 km	3 segments
Line length 3 5-5 0km	4 segments
Line length >5 0km	by agreement with COMPANY representative

•	Any line re-shoot shall be recorded in the same direction as the original line.
•	Infill recording shall be acquired in the same direction as the primary line.
•	Line numbering convention and survey identifying numbers and characters, shall be agreed with COMPANY prior to generation of maps and pre-plots.
•	Line number prefix shall be agreed by COMPANY prior to start of the Work.
•	Shotpoint numbering convention shall be as follows:
•	Shotpoint numbers shall increment by 1 at each shotpoint in one direction of travel, and shall decrement by 1 at each shotpoint in the reverse direction of travel.
•	CONTRACTOR shall propose to COMPANY REPRESENTATIVE the directions of travel that are to be accorded the respective incrementing and decrementing shotpoint numbers.
•	Shotpoint numbers on an incrementing shotpoint line shall commence at 101.
•
If a line is interrupted, it shall be restarted so as to achieve an overlap of at least 10 shotpoints between the original and the re-shot line.  The shotpoints on the re-shot line shall be the same locations as those on the interrupted line, and shall have the same shotpoint numbers.

•	The line number will be given a suffix A for the first continuation, B for the second etc.
•	Infill lines shall be given a suffix "I".
•	For 2D well tie lines or cross-lines shot in more than one section, an overlap of one half the streamer length, full fold coverage, shall apply.
•	Every line attempt shall be accorded a unique consecutive number regardless of whether the line is accepted or subsequently rejected.

3.0	ENERGY SOURCE

Important: In line with current industry practice, CONTRACTOR shall use a "soft start" for the energy source on all 2D and 3D lines and line segments.

3.1	Source Minimum Requirements

•	The air pressure shall be displayed in the recording room and recorded on the seismic tape.
•	Depth indicators shall be located at the front and rear of each string and shall be accurate to within +/- 0.25m.
•	Near field signatures shall be recorded to seismic tape.
•	Gun mask identifier (for multi-source operations) shall be recorded to seismic and navigation tapes.
•	Individual guns shall be monitored by a hydrophone and/or a transducer located as close to the centre of explosion as practical.
A far-field signature will be modeled using Nucleus software.
•	Source controller systems shall be able to:
o	Detect and display the fire time of each individual gun relative to the fire command time to an accuracy of 0.25 ms.
o	Display individual timing errors graphically,
o o	Synchronize all guns within a specific time window Provide alarms for:
o	Auto-firing guns
•	Out of sequence firing (flip/flop)
•	Single gun misfires
o	Determine the standard deviation of timing errors for each gun at each shot and display graphically.

3.2	Source Performance Specifications

A gun is considered to have misfired and will be shut down under any one of the following conditions:
•      auto-firing
•      significant air leak
•      Synchronization errors more than +/-1.5 millisecond from time zero.  Synchronization errors greater than 1 ms will be logged.

The following specifications shall govern the operation of the source(s).  Individual records without these specifications shall be considered as a misfire:
•	Malfunction of source controller system.
•	Less than 2 depth indicators per string.
•	Source depth greater than +/-1 meter from specified depth.
•	Auto-firing gun(s).
•	Variations or inconsistencies in signature from shot to shot.
•	Peak pressure less than 90% of full array volume (subject to agreed dropouts).
•	Primary/bubble ratio less than 90% of full array value (subject to agreed dropouts).
•	air pressure below 90% of specified pressure

•	Loss of time break.

3.3	Source OC Check and Tests

The following checks shall be undertaken prior to start of survey and at any other time at COMPANY representative's request:
•	Calibration of depth indicators.
•	Signature evaluation using seismic QC and/or processing systems.
•	Verification of delay between start of record and field time break.
•	Verification that record length and speed are compatible with source re-cycle times.
•	Measurement of towing ropes, wires and chains.
•	Correct operation of source mask (flip/flop) identifier using single trace recorder or seismic QC system.
•	Verification of in-line source to near trace offset.
•	verification of the rGPS functionally and integrity

4.0	SEISMIC STREAMERS

4.1	Streamers Minimum Requirements
•	The streamer skin shall be suitable for the area of operation.
•	Towing speed shall be no greater than 5.2 knots (through the water).
•
Initial balancing shall be undertaken in the area of operations, with depth controllers and modules in place and the vessel at survey speed (nominally 5.0 knots), until the streamer is neutrally buoyant at the specified depth.

•	Each streamer shall be balanced and configured such that each responds in a similar manner to variations in vessel speed.
•	Depth controllers shall be spaced not more than 450m apart with redundant units at 150m from head and tail of streamer.
•	Depth controllers shall be fitted with depth indicators.

4.2	Streamers Performance Specifications

At the start of the survey and at each new streamer deployment following a port call, the streamer specifications shall be according to the conditions set down bellow.

Work will not continue if the same four traces per streamer have been bad for more than 72 hours, subject to evaluation with the Onboard company representative.

The following specifications shall govern the operation of the streamer(s).  Individual records without these specifications shall be considered as a misfire:

•	at the start of, or during, a line the maximum number of bad traces per streamer shall not exceed:
•	3 randomly distributed in any 120.
•	5 randomly distributed in any 200.

•	6 randomly distributed in any 240.
•	The near trace shall always be operational.
•	There shall be no more than 2 adjacent bad traces.
•      average streamer depth shall not vary by the tolerances stated below
•      Maximum distance between depth indicators shall not exceed 600m.  Streamer Depth Tolerances
a) For any depth sensor on the active streamer the following tolerance shall apply:
± 0.5m averaged per depth sensor over all the shots acquired in one 10 kilometer line segment.  This specification intends to prevent depth settings errors or systematic depth variations.  This may be relaxed to ± 1.0m for the first depth sensor on the active streamer.

b) For two adjacent depth sensors or more on the active streamer the following tolerance apply:
± 1.0m from the target depth for any 32 consecutive shots, or for 10% of the total number of shots acquired in one sail line sequence.

Depending on the results after QC processing, it may be possible to edit only the affected trace range.  Data from the affected traces should be edited after pre-processing.
For multi-streamer operations, average noise levels on any streamer shall not exceed the average noise on any other streamer by more than 15%.

4 2 1	Bad Trace Definitions

•	Any hydrophone within a group is reversed polarity (see Section 4.3)
•	Sensitivity down by more than 3db from manufacturer's specifications
•	Streamer noise exceeds the limits defined in Section 4.2.2.
•	Trace is dead, spiking or wild.

•	Signal is distorted or out of phase by more than 30 degrees or 1ms.

4.2.2	Streamer Noise Definitions
Streamer noise will be given in microbars RMS and measured over the full recording cycle with recording filters and with the streamer at the specified tow depth and in Dovetail mode.

Ambient noise levels shall not exceed:

•	12 (µbar for first three groups on streamer
•	10 (µbar at groups near birds, acoustic units and last group
•	7 (µbar elsewhere noise to be measured from 8 seconds of data and through 4 to 125 Hz filters.

The following guidelines may be used for determination of acceptable levels of coherent noise and swell noise but will depend on geophysical objectives.  Whenever possible the use of onboard processing/QC systems should be used to further evaluate the effects of noise on the data.  In any case the final decision will rest with COMPANY in consultation with its representative.

Swell noise

Noise of up to 25 microbars can be tolerated if appearing on less than 10% of the traces in shot records on any line and is less than 2 seconds in duration.

Acceptable levels of swell noise should be decided after a review of the QC processing and, where required, evaluation following swell noise suppression and other noise rejection processes.  Evaluation shall be based on the analysis of signal-to-noise requirements at target level by on-board QC processing, such to be judged using on-board processed shot records, difference records, QC-stacks, QC-migrated stacks and RMS cubes as defined in 2.14.  The analysis will be performed when operating conditions are becoming critical.  The results will be sent in electronic for m to COMPANY'S Technical Dept.  headquarters, for their evaluation.

Further if, in the opinion of the COMPANY'S representative, data acquired at the nominal streamer depth is likely to be rejected due to excess noise then the streamer depth shall be increased by l m subject to approval of COMPANY' S Technical Dept.  headquarters.  In this case the acceptance criteria above shall continue to apply.  All logs will clearly highlight any lines acquired with deeper streamers.

In case of dispute, COMPAN Y reserves the right to mark and treat as bad any traces if the unfiltered RMS noise level averaged over one sequence, exceeds 7 micro bars RMS measured through an 4 Hz, 18 dB/octave low cut filter.

Acceptance of data to be analyzed following result of onboard QC processing.

Coherent noise

Coherent noise shall be assessed according to the following:

•	Amplitude of the interfering signal.
•	Duration of the noise.
•	Repetition and synchronization of the interference.
•	Moveout of the interference.

Constant interference up toµ 10 microbars will only be tolerated up to a maximum duration of 4 seconds.

The onboard processing system will be used to quantify the effects of interference on the data giving due consideration to geophysical objectives on the 0 - 10.0 sec time window.

The following general rule is intended as a guideline only which may be used for determination of appropriate levels of coherent noise by the onboard QC processing system.  RMS levels higher than the values in the table below may be acceptable based on that evaluation.

As a general rule, coherent noise should not exceed the following limits for 12.5 meter group.

Noise coming from astern of the streamer
Moveout	Max. Noise µbar RMS
More than 300 ms/Km	28 µbar
150-300 ms/Km	14 µbar
0-150 ms/Km	6 µbar

Noise coming from ahead of the streamer
Moveout	Max. Noise µbar RMS
More than 500 ms/Km	28 µbar
400-500 ms/Km	14 µbar
0-400 ms/Km	6 µbar

Note: Coherent noise sources should be identified and logged.  Action should be taken to ensure shot to hot timing differentials of the noise exceed 500msec.

Noise coming from the beam (or side) can be particularly harmful and difficult to deal with in processing. In general terms only low levels of interference from the beam may be tolerated for short durations within a record. In these situations, the use of onboard QC processing systems are necessary, to fully evaluate the effects on the data.

4.2.3	Streamer Feathering

Streamer feathering angles may be computed from compass data or from tail buoy radio/RGPS data.

Maximum streamer feathering shall be:

For 2D tie lines: <5 degrees

In severe tidal regimes or in unpredictable currents COMPANY representative may relax the above limits.

CONTRACTOR shall pay due attention to the effects of tidal streams and/or currents on streamer feathering and shall make every effort to match adjacent line feathering angles to minimize infill.

CONTRACTOR shall use all available published information, including any information provided by COMPANY, to predict the feathering.

4.3	Streamers QC Checks and Test

Trace polarity shall be in accordance with SEG convention namely a compression wave shall produce a negative number on tape, downward deflection on camera monitor and a white trough on the trace recorder.

Streamer sensitivity, electrical resistance, crossfeed and insulation will be verified at the beginning of each line or at any time if requested by COMPANY representative. Streamer sensitivity shall be evaluated from a series of fixed gain displays.

Streamer noise tests shall be undertaken on the run in and at the end of every line and recorded on the production tape. A reference signal shall also be recorded on an auxiliary channel. During noise tests:

o        The vessel shall be at survey speed (nominally 4.0-5.0 knots),
o        The recording settings will be as per the specified acquisition parameters, o   The streamer will be at the specified depth.

The source to near trace in-line offset will be verified at the start of each line by using water- break phones or acoustic devices or any other reliable method. A change in linear source to near trace offset of more than half group length from the mean shall be investigated and remedied.

4.4	Streamers Spares

The level of streamer spares shall be appropriate for the configuration. Details of the level of onboard spares shall be discussed and agreed with the COMPANY during the pre-survey meetings and shall form part of the agreement.
* To include compasses, controllers, modules, acoustics

5.0	RECORDING SYSTEMS

5.1	Recording System Minimum Requirements

•	The equipment shall be calibrated and meet manufacturers specifications.
•	Polarity shall be in accordance with SEG convention (see Section 4.3 for definition).
•	Near trace single channel electrostatic plots shall be produced for every line.
•	Only new recording media shall be used. Acceptable media includes IBM 3592 compatible cartridges. Digital format: Demultiplexed SEG-D (8048 Code or higher)
•	There shall be a density identification burst at the beginning of each tape.
•	No data will be recorded after the end of tape marker.
•	The last record on each tape shall be followed by a double EOF.
•	A read after write test shall be operated continuously during recording to verify data integrity.
•	The seismic channels shall be displayed on oscilloscopes.
•	There shall be one oscilloscope per streamer.
•	The source mask flag must be derived independently from the field file or shotpoint numbering system in use i.e. from an analogue of the array that actually fired.
•	Instrument cycle times must be appropriate for the shot interval, record length and vessel speed in use.

5.2	Recording System Performance Specifications

The following specifications shall govern the operation of the recording system. Individual records without these specifications shall be considered as a misfire:

•	Loss of time zero.
•	Tape parity errors (manufactures definition of tolerances).
•	Data extraction errors (manufactures definition of tolerances).
•	Loss of synchronization between field time break and start of data
•	Loss of more than 3 adjacent channels.
•	Performance below manufacturer's specifications.
•	No data recorded.
•	Incomplete record.

5.3	Recording Instruments QC Checks and Tests

Instrument tests will be performed in accordance with manufacturers' recommendations and/or CONTRACTOR'S procedures approved by COMPANY and will comprise the following:

•	Daily Tests.

•	Monthly Tests.

Monthly tests shall comprise, but not be limited to, the following:

•	Preamplifier calibration.
•	Amplifier RMS noise and DC offset.
•	Equivalent input noise and offset referenced to 1 microvolt (with and without low cut filter).
•	Filter impulse response.
•	Harmonic distortion.
•	Cross feed checks.
•	Dynamic range determination.

Daily tests shall comprise, but not be limited to, the following:
•	Dynamic range determination.
•	Equivalent input noise and offset referenced to 1 microvolt (with and without low cut filter).
•	Streamer continuity and leakage test.
•	Amplifier RMS noise and DC offset.

Daily tests shall not be recorded on the production tape.

Monthly tests shall be processed by CONTRACTOR either onboard the vessel or at CONTRACTOR'S office or at an independent facility nominated by COMPANY.

If equipment does not meet manufacturer's specifications, the deficiencies will be corrected if they fall below contractual requirement.

A set of monthly tests shall be undertaken following any software and/or hardware changes.

A polarity check shall be made at the start of the survey and whenever a streamer section is replaced.

Polarity may be determined by a tap test or evaluation of first break arrivals (if feasible)..
Each reel or cartridge shall be clearly labeled and show the following:

•	Survey name.
•	COMPANY name.
•	Line name.
•	File range.
•	Shot point range.
•	Line status.

6.0	INTEGRATED NAVIGATION SYSTEM (INS)

6.1	INS Minimum Requirements

The system shall be able to determine in real time the location of the following:

•	Vessel.
•	Active buoys.
•	Sources.
•	Streamer tows points and/or head.

•	Seismic traces.

By integration of radio and satellite positioning data, acoustic data, optical laser data, streamer compass data and gyro compass data at the same instant in time. Where time de-skewing is required to correct for age of data, this should be kept to a minimum.

The system shall be able to:

•	Interface positioning data from satellite systems and radio systems operating in either range/range, hyperbolic or range/bearing mode.
•	Record up to 20 lines of position and use up to 10 lines of position in a single computation, using a least squares solution, for both vessel and tail buoys.
•	Compute and display in real time residual range values for each LOP.
•	Mix LOP's from multiple interfaced systems in a single computation.
•	Compute and display in real time, position differences between primary, secondary and tertiary systems (to include radio and satellite systems).
•	Compute and display in real time LOP geometry and the standard deviation of the least squares solutions.
•	Compute and display in real time streamer separation distances for the head, middle and tail sections.
•	Compute and display in real time tail buoy separations.
•	Compute and display in-line and cross-line streamer to tail buoy misclosure distances.
•	Navigate between 2 points in either great circle or grid straight-line mode.
•	Undertake seven parameter datum transformation calculations.
•	Compute survey line pre-plots.
•	Display vessel progress along each survey line to include speed and distance off-line.
•	Compute and display co-ordinates in either geographic or rectangular co-ordinate systems referenced to the specified survey datum, spheroid and projection.
•	Generate an unambiguous remote display to facilitate steering of the vessel along the survey line.
•	Determine/utilize velocity of sound in water values determined from temperature and salinity readings for computations relating to acoustics data.
•	Determine radio system C- 0 values from baseline crossing computations.
•	Determine radio system C- 0 values from rig transit computations.
•
Produce end of line QC plots in the form of histograms, scatter grams and time series plots for each system used for positioning and for each computation made by the INS, for end of line statistical analysis.

•	Generate shotpoint closures in either time or distance mode.

The system shall also compute and provide plots of systematic compass biases and statistical analysis of compass performance in the form of standard deviations and delta standard deviations for each compass on each line.

6.2	Binning Display Minimum Requirements

Coverage build up shall be determined by calculating the mid-point position of each trace and assigning it to the bin in which the midpoint falls.

The binning or trace contribution display, may be a sub-system of the INS or stand-alone system. In either case the system shall operate in real time and have the following options:

•	Non-duplicated offset display.
•	Multi m streamer/multi m source and dual vessel capabilities.

•	Flexibility to compute the CMP positions using either all available positioning information or selected information only.
•	High definition display showing streamers and tail buoy separations with hard copy facility for each offset segment and for the entire offset range.
•	Flexibility to apply a fixed value expansion per offset segment or to apply a linear expansion from near trace to far trace.
•	Displays and hard copies showing the effects on coverage from bin expansion.
•	The option to "un-bin" data that may be subsequently rejected.

Where positioning data is processed onboard, the system shall have the option to utilize the processed PI data for further evaluation of coverage.

6.3	INS Recording Requirements

The system shall record to magnetic 9-track tape (IBM 3592) all raw positioning and sensor data in UKOOA P2/94 format (other formats require COMPANY approval).

As minimum at each shot the following parameters shall be recorded:

•	Time (GMT).
•	Shot number.
•	All raw positioning data for all systems and sensors (radio, satellite, laser, acoustics, tail buoys /Source DGPS, compasses).
•	Primary position.
•	Secondary position.
•	Number of GPS SV's and ID's used with elevations.
•	GPS HDOP and PDOP values.
•	Standard deviation of the least squares position for primary system.
•	Standard deviation of the least squares position for secondary system.
•	The 95% 2 dimensional horizontal error ellipse for the various nodes as specified in Section 7.
•	Tail buoy and Source DGPS positions.
•	Standard deviation of the least squares position for tail buoys and Source DGPS.
•	Gyro heading.
•	Water depth.

All C-O's, delays, propagation velocity factors shall be input into the INS software not the mobiles.

Before the start of line a special file containing all initialization parameters shall be recorded containing:

•	Spheroid/datum parameters.
•	Projection parameters.
•	Radio positioning station locations (if required).
•	C- 0 corrections to apply.
•	Compass ID and locations.
•	Acoustic responder locations.
•	All antenna and other fixed offsets.

6.4	INS Filtering

Where any form of filtering is applied to raw sensor data, the minimum filter value that is consistent with non-erratic navigation shall be selected. In any case all raw unfiltered data shall be retained and recorded as specified. COMPANY representative shall be informed regarding the application of smoothing filters.

7.0	POSITIONING

CONTRACTOR shall verify all geodetic parameters, station co-ordinates and datum transformation parameters to be used for the work and shall ensure that these are correct and appropriate for the area of operation.

CONTRACTOR shall provide the necessary onboard positioning and navigation quality control computers to achieve the specified accuracies and tolerances.

7.1	General Accuracy Specifications

Accuracy of the positioning for each node in the survey network (where a node is defined as a point in the survey to which/from which observations are taken) shall be determined by a measure of the precision and reliability of the data and its effect on shot point spacing, speed, track, cross course deviation and relative position.

The survey network shall contain sufficient redundant observations to enable biases to be determined to an adequate level. Ideally there should be at least 30% redundant observations evenly spread such that the survey network contains no uncontrolled observations.

Where more than one system is used to position a node, the radial difference in position shall not be more than 5 meters for surface nodes and not more than +/-1.5 meters for in water nodes relative to the vessel.

The objectives for position accuracy (i.e. the maximum upper limit of variation) for the various nodes are as follows:

Vessel                          +/ - 5 meters
Sources                        +/ - 3 meters relative to the vessel Near trace
                                     +/ - 3 meters relative to the vessel Far trace
                                     +/ - 8 meters relative to tail buoys
Tail buoys                    +/ - 10 meters relative to vessel

7.2	Radio Positioning (N/A)

7.3	DGPS Positioning

Any Differential Global Positioning System supplied by CONTRACTOR shall have an acceptable proven Q.C. system.

Statistical testing utilizing the F-test and W-test shall be carried out for each position fix to identify and eliminate systematic bias errors and range outliers.

The standard error ellipse of the 2-dimensional position shall be used as the basis for acceptance. For vessel positioning, the semi-major axis of the posterior horizontal error ellipse shall not exceed 5 meters for at least 90% of shot points on a line and shall not exceed 7 meters for more than 5% of shotpoints on a line.

The largest marginally detectable error (MDE) shall not cause a horizontal movement of more than 5 meters.

For tail buoy and Source DGPS systems the semi-major axis of the 95% posterior error ellipse shall not exceed 8 meters for at least 90% of shotpoints on a line.

Computation update rates shall be better than 3 seconds.

7.3.1	DGPS Network Minimum Requirements

A minimum of 2 reference stations shall be continuously monitored from the mobile site. Reference stations and mobile station shall monitor the same satellite constellation.
There shall be at least one monitoring station that shall be continuously manned (such monitoring station may be located at a reference station or central hub).

Spares complement for each reference station and monitor station shall provide adequate redundancy within the system so as to ensure that the final solution is not compromised.

Spares complement at the mobile installation shall be 100% to include receivers, antennas, cabling, power supply and computer hardware and software.

Transmission formats shall adhere to recognized standards e.g. RTCM-104.

Distances from the survey area to individual reference stations should be kept to a minimum. Maximum distances from reference stations to survey area shall not be more than:
o	1200 Km for satellite transmission systems,
o	700 Km for low frequency transmission systems,
o	500 Km for medium frequency transmission systems,
o	100 Km for ultra high frequency transmission systems.

Satellite prediction software with latest updated almanac shall be available throughout the survey. Such software shall be used to plan operations and identify any poor coverage windows.

CONTRACTOR or its sub-contractor shall make every effort to verify there are no additional users of equipment, operating in or near to the survey area, which transmit on a frequency or frequencies, likely to impair the performance of the system.

7.3.2	DGPS Performance Specifications

The following specifications shall govern the operation of the DGPS. Individual records without these specifications shall be considered as a misfire:

For vessel positioning:

o	The semi-major axis of the 95% posterior 2-dimensional error ellipse exceeds 5 meters,
o	A minimum of 5 satellite vehicles shall be used to compute the position,
o	4 satellites may be used with height aiding subject to the height aiding criteria in Section 7.3.3.
o	Positions derived by each reference station shall agree to within+1-2 meters in easting and +1-2 meters in northing (3 meters radial) of each other,
o	Work shall cease if differential corrections are not received or updated for more than 20 seconds.
o	Minimum Elevation mask shall be 5 degrees,

o	HDOP shall be 3 or less,
o	PDOP shall be 4 or less.
o	Whenever possible the maximum available number of healthy satellites that meet minimum elevation criteria shall be used in any computation,
o	A multiple reference station derived position may be used subject to the above requirements and to those contained in Section 7.3.1.
o	For tail buoy /Source DGPS positioning:
o	The semi-major axis of the 95% posterior 2-dimensional error ellipse exceeds 8 meters,
o	A minimum of 4 satellite vehicles shall be used to compute the position,
o	3 satellites may be used with height aiding subject to the height aiding criteria in Section 7.3.3.
o	Minimum Elevation mask shall be 5 degrees,
o	HDOP shall be 3 or less,
o	PDOP shall be 4 or less.

(For RGPS operations the above DOP values may be relaxed).

7 .3.3	Height Aiding

Height aiding may be used with the agreement of the Company Representative.

7 3 4	DGPS Requirements (*) (*) See section 2.1 above
(*) CONTRACTOR will undertake the DGPS and RGPS configuration checks using the integrity monitor and re-radiation techniques, respectively.

7 3 5	DGPS PC Checks and Tests

As a matter of routine monitor station information concerning status and health of all satellites shall be continuously available and monitored.

Internally generated quality control indicators such as HDOP, GDOP, PDOP, VDOP shall be continuously available and monitored.

Other checks may include:

•	Comparison with positions derived by other positioning system.
•	Rig and platform transits.

7.4	Active Buoys

Each buoy shall be positioned using an independent radio or GPS positioning system. Positions may be absolute or relative to the vessel.

Depending on the system used, the requirements and specifications as detailed in either Section 7.2 or 7.3 shall apply

7.4.1	Active Buoy Minimum Requirements

One active buoy shall be located at the tail of each streamer.

One active buoy shall be located near the source(s) to supplement the front-end acoustic data. Active buoy electronics spares complement shall be 50%.
7.4.2	Active Buoy Performance Specifications

Tail buoys
Acceptable data (see Sections 7.2 or 7.3) shall be recorded at the tail of each streamer on 85% of records on a line.

All tail buoys are required to be operational at all times when there is no tail acoustic network.

Failure of a single tail buoy, for three streamer operations, and up to two tail buoys for four or more streamer operations, may be allowed for a maximum of 48 hours at the discretion of COMPANY representative provided that the accuracy requirements for positioning of the far nodes, as detailed in Section 7.5, are complied with and subject to the following considerations:

o     Reliability and consistency of data from remaining operational buoys, o       Reliability of tail acoustic network.
o	Volume of tail buoy data acquired to date and consistency of magnitude and direction of misclosures.

Source DGPS
Acceptable data (see Sections 7.2 or 7.3) shall be recorded from all Source DGPS for 85% of shots on a line.

Failure of any Source DGPS may be allowed at the discretion of COMPANY representative subject to the following considerations:

o	Reliability and consistency of acoustic and/or laser data used to position source and streamers.

o	Added benefit and stabilizing effect from Source DGPS data in determining source and streamer locations.

7.4.3	Active Buoy Requirement during Mobilization (*) (*) See section 2.1 above
On location during the initial deployment, each buoy shall be deployed and its position as determined by the following shall be compared:

o	RGPS and/or Radio System,
o	Acoustics.

Positions shall agree to within 3 meters relative to each other.

7 4 4	Active Buoy OC Checks and Tests

In addition to the above, other checks shall include:

o        Comparison with positions derived by other positioning systems, o   Rig and platform transits,
o        Baseline crossings.

7.5	Acoustic Positioning (*")

The head of each streamer and each source will be positioned at each shotpoint using an acceptable acoustic network capable of positioning each source array and each streamer near trace to an accuracy of +/-3 meters relative to the vessel. The level of redundancy will be sufficient to provide an effective statistically adjusted network.

The locations of all acoustic responders shall be accurately determined relative to each other and relative to streamer traces and individual gun locations. Once a location has been determined it shall not be changed.

In the case of failure of the front acoustic system(s), CONTRACTOR will not be allowed to continue using laser and/or Source DGPS data alone.

In the case of failure of the laser system, CONTRACTOR may be allowed to continue using acoustic and Source DGPS data only up to the positioning tolerance is exceeded.

In the case of failure of the Source DGPS system, CONTRACTOR may be allowed to continue using acoustic and laser data only up to the positioning tolerance is exceeded.

In the case of failure of both the Source DGPS and laser systems, CONTRACTOR may be allowed to complete the current line only, at the discretion of COMPANY onboard representative.

The 95% a posteriori horizontal error ellipse of the 2-dimensional position shall be used as the basis for acceptance.

For acoustic systems the semi-major axis of the 95% a posteriori 2-dimensional horizontal error ellipse shall not exceed 4 meters at each node, for more than 15% of shot points on a line for front end networks and shall not exceed 6 meters at each node for more than 15% of shot points on a line for tail end networks.

7.5.1	Acoustics Systems Minimum Requirements

CONTRACTOR shall demonstrate the effects of missing ranges on position accuracy so that those ranges that have the greatest impact on network stability (referred to as major contributory ranges) may be identified.

At least one acoustic system shall be utilized to position each source and streamer head relative to the vessel and to determine source and streamer separations.

At least one acoustic system shall be used to determine streamer separations at the centre of each streamer.

At least one acoustic system shall be used to position the tail of the streamers relative to the active buoys and to determine streamer separations at the tail.

One acoustic unit shall be located on each active buoy (head and/or tail).

Acoustics systems shall be able to operate properly in the conditions expected during the survey with particular reference to water depths, tides, currents and temperature/salinity changes.

The geometry of each network shall be sufficient so as to provide the required accuracy. All raw acoustic data shall be recorded on the positioning tape.

A spare unit shall be located at the head of each streamer not more than 100 meters from each other.

A method by which velocity of sound in water can be accurately determined (either by a calibrated hand held or hull mounted device) shall be available.

Velocity of sound in water readings shall be taken weekly or more frequently if necessary.

7.5.2	Acoustics Systems Performance Specifications

The following specifications shall govern the operation of the acoustics. Individual records without these specifications shall be considered as a misfire:

o	Failure of any major contributory range (unless the effects of such loss can be minimized by the use of, for example, laser data).

o
Any range shall be considered bad if more than 50% of range data (for networks with sufficient redundancy) or 30% of range data (for networks with no redundancy) are outside a 3-metre window centre on the nominal range.

o
Failure of the acoustic system on one streamer for more than 20 consecutive shots (unless supplemented by laser data or that it can be demonstrated there were no variations in the streamer feather or sudden heading changes during the period).

7.5.3	Acoustics Systems Requirements during Mobilization (See 7.4.4)

In addition, all acoustic units should be checked over a known baseline whilst the vessel is stationary at the quayside or at sea using a live section as the baseline.

7.5.4	Acoustics Systems QC Checks and Tests

The checks outlined in 7.4.4 should be undertaken whenever possible.

Baselines formed by responders located on a single streamer within 50 meters of each other, should be monitored to provide additional QC checks.

7.6	Laser Range and Bearing Systems

Not applicable.

7.7	Streamers Compasses

7.7.1	Streamers Compasses Minimum Requirements

Where any form of filtering or smoothing is applied to raw compass data, the minimum filter value that is consistent with non-erratic performance shall be selected. In any case all raw unfiltered data shall be retained and recorded as specified. COMPANY representative shall be informed regarding the application of smoothing filters.

Any dynamically derived residual bias shall not be applied to any compass unit during acquisition unless specifically requested by COMPANY in writing.

The latest value of magnetic declination (horizontal intensity) to be used initially shall be obtained from either latest IGRF published tables or from a recognized magnetic observatory, and validated on location.

Streamer rotation angles shall be closely monitored in order to determine whether any consistent rotation exists between streamer and tail buoy. Any resulting correction to the magnetic declination should be made only after a representative data set has been acquired (at least 10 lines in each direction) and after consultation with COMPANY representative.

Where any subsequent correction to the magnetic declination is made, previously acquired data shall be re-computed and new Pl/9 0 tapes generated. In addition, all data shall be re-binned using the revised declination and new coverage plots produced.

CONTRACTOR shall obtain details of magnetic storm warnings from a recognized magnetic observatory and relay such data to the survey vessel. COMPANY may reject data that is acquired during magnetic storms if tail buoy positioning is sub-standard.

Streamer compass location diagrams, to include compass serial numbers, shall be provided during the initial deployment during mobilization and whenever a compass unit is changed.

o      Manufacturers quoted resolution shall be 0.3 degrees or better,
o      Manufacturers quoted accuracy shall be 0.5 degrees or better.
o      All compasses including spares shall be verified prior to mobilization as detailed in Section 7.7.4.
o      There shall always be one operational compass at the head of each streamer.
o      There shall always be one operational compass at the tail of each streamer.
o	Operational compasses shall be equally spaced along each streamer at a maximum distance of 300 meters apart. Or 600m in case of a fully braced acoustic network.

o     Compass configurations shall be the same for all streamers.

7.7.2	Streamers Compasses Performance Specification

Compasses will only be used for deployment and recovery but not used in the network solution.

7.7.3	Bad Compass Definition

A compass shall be considered bad under any one of the following conditions:

o	With minimum filtering applied the delta standard deviation (DSD) for any compass shall not exceed 0.7 degrees,
o     Data is not received or logged for more than 20 consecutive shots, o  Data does not update for more than 20 consecutive shots.
o     Average of the absolute differences between successive headings over any 20 shots exceeds 0.5 degrees.
o	Compasses with a residual dynamic bias of more than 1.0 degree (or 1.5 degree for head and tail compasses).

7.7.4	Streamers Compass Requirements During Mobilization (*) (*) See section 2.1

7.7.5	Streamers Compasses QC Checks and Tests
Individual dynamically derived residual bias shall be continuously computed and monitored. Analysis of the rotational misclosures shall be undertaken throughout the survey to identify a record of rotational misclosures.

8.0	LAYBACKS AND GEOMETRY

The distance between the navigation antenna (or navigation reference point), the centre of each source array and the near groups in each streamer will be physically measured prior to the start localized magnetic anomaly effects and/or magnetic storms. CONTRACTOR shall maintain of the survey and recorded on navigation and observer logs and/or covering sheets.

The geometry of the layout shall be continuously checked and the measurements from the independent systems shall be compared. Particular attention must be paid to the geometry following each new streamer deployment.

When the required geometry has been established, towing wires and chains shall be marked to ensure the geometry remains the same following each deployment.

8.1	Geometry Tolerances

The following source and streamer separation tolerances shall apply throughout the survey taking 50% dovetail configuration into account (nominal streamer separation at nearest traces 100m at farthest traces 150m)(*):

A mean separation over any single line of +/- 5% of nominal separation and/or any instantaneous separation of +/- 10% of nominal for the following:

•	Streamer front-end separations.
•	Source centre separations.
•	Sub-array separations.
•	Centre source to streamer separations.

(*) Unless such variations are a result of tides and/or currents influencing towing characteristics.

A mean separation over any single line of +/- 10% of nominal separation and/or any instantaneous separation of +/- 20% of nominal for:

•	Streamer tail end separations.

Unless such variations is a result of tides and/or currents influencing towing characteristics.

Near trace offset (i.e. the linear distance between centre source and centre near trace) shall not vary by more than +/- 0.5 group length unless such variation is as a result of tides and/or currents influencing towing characteristics.

8.2	Geometry Checks and Node Locations

During mobilization the following components shall be accurately measured and documented:

Streamer tail end:
•	Stretch sections.
•	Tail buoy ropes.
•	Towing chains and bridles.
•	Locations of acoustic responders relative to streamer groups.

Streamer front end:
•	Lead in.
•	Stretch sections.
•	Any cable or rope connecting streamer to paravane.
•	Locations of acoustic responders relative to streamer groups.
•	Locations of laser prisms relative to streamer groups or acoustic responders.

Source:
•	Gun locations and distances.
•	Float chains and inter-connecting chains.
•	Locations of acoustic responders relative to individual guns.
•	Locations of laser prisms relative to individual guns or acoustic responders.

9.0	ANCILLARY EQUIPMENT

9.1	Gyro Compass Minimum Requirements (*) (*) See section 2.1
9.2	Single Trace Recorder Minimum Requirements

As minimum, CONTRACTOR shall provide a method for displaying near trace data throughout the survey. Such system shall be able to be used to assist in the detection of source out of sequence firing in multi-source operations.

CONTRACTOR may propose an alternative to a near trace recorder. Any proposed alternative is to be agreed by COMPANY.

Failure of the near trace recorder (or acceptable alternative) for more than 1 kilometer will not be allowed.

Paper monitors shall be clearly annotated with date and line number and have a fix mark generated every kilometer against which the shot number shall be recorded.

9.3	Shot Record Monitor Minimum Requirements

CONTRACTOR shall provide a means for monitoring and displaying all seismic channels from which dead, weak, or otherwise bad or noisy channels may be identified and the level of noise quantified.

Such system may be an electrostatic camera monitor.

CONTRACTOR may propose an alternative to an electrostatic camera monitor. Any proposed alternative is to be agreed by COMPANY.

Records shall be annotated with date, line number and shot number and shall be taken at the beginning and end of each line (as specified in 4.3) and at intervals of 1 kilometer or as requested by COMPANY representative.

9.4	Fathometer Minimum Requirements

A dual frequency digital Fathometer shall be available throughout the survey. The unit will be calibrated in accordance with manufacturer's specifications.

The unit will be having a fixed sound velocity of 1500 m/s entered and the data will be adjusted during processing for velocity of sound in water variations.

Fathometer readings will be draft compensated (i.e. referenced to sea surface).

Every opportunity will be taken throughout the course of the survey to verify Fathometer accuracy during port calls and/or when crossing well locations.

Paper monitors shall be clearly annotated with date and line number and have a fix mark generated every kilometer against which the shot number shall be recorded.

A diagram showing location of Fathometer transducer relative to the primary antenna or navigation reference point shall be provided.

9.5	Temperature and Salinity Meter Minimum Requirements

A properly calibrated and working temperature and salinity meter shall be available throughout the survey to determine a velocity of sound in water for use with all acoustic devices.

The unit may be hand held or a permanent installation.

Readings will be taken weekly, or more frequently if deemed necessary, to at least streamer depth.

CONTRACTOR shall define and COMPANY will approve the procedures and formulae to be used for determination of velocity.

10.0	POST SURVEY MINIMUM REQUIREMENTS

10.1	Deliverables

CONTRACTOR shall provide the following on completion of the survey. Unless specified herein, time scales for delivery shall be agreed between COMPANY and CONTRACTOR prior to the work.

All digital media shall be providing, within 14 days from the date of demobilization, in CD-Rom or DVD and with the following formats:

CONTRACTOR shall provide four sets of copies, A, B and C (10.1.1) and D (10.1.2).

10.1.1	Copy A. B and C

Each copy, send in different shipments (address to be confirmed), shall contain Positioning and seismic data with the following specifications

Positioning Data Deliverables:

•	All field raw positioning data tapes in UKOOA P2/94 format.
•	All field final positioning data tapes in UKOOA Pl/90 format.

Final reproducible base maps in digital format, of either antenna, source or near trace CMP positions at a scale of either 1:25,000 or 1:50,000 as requested by COMPANY.

Seismic Data Deliverables:

CONTRACTOR shall provide a total of 3copies of the data.

Three copies, A, B shall be provided by CONTRACTOR with the following specifications:
o	New and un-used magnetic cartridges devices type IBM 3592.
o	Polarity as recommended by SEG
o	Digital format: SEG-D Demultiplexed format according with the SEG standard.
Code:
8048 (32-bit floating point) or higher,
o
For clarity, Copy C will be produced from a copy of one of the two original sets. This will be done onshore with the time scale for delivery to be mutually agreed between COMPANY and CONTRACTOR. This is considered an additional deliverable, please refer to Appendix

3, Item 18.

Attached Documents (*):

Final acquisition report (word/pdf)

Any relevant document for the merge process such as maps (water bottom map, position map, final fold map), far field signature (segy or ascii formats), Time RMS velocity field or Depth model from field pre-processing or previous processing (Seg-Y), Geographic projection information, brute stacks, RMS plots, observer logs and loading, etc.

10.1.2	Copy C: Processing Centre:

o	New and un-used USB hard disk or magnetic cartridges devices type IBM 3592. To be decided.
o	Polarity as recommended by SEG
o	Digital format: SEG-Y with the navigation merged format according with the SEG standard.
o	Document attached (*) as copy A, B and C.

10.1.3	Final Acquisition Report:

Delivered to the Geophysical operation department of the company

10.2	Position Post Processing

CONTRACTOR shall process all positioning data onboard the survey vessel to provide unambiguous positions of source and streamer locations in UKOOA Pl/9 0 format from the recorded raw data Full quality control and processing of all positioning data is required.

COMPANY will require CONTRACTOR to undertake additional QC as necessary at CONTRACTORS offices onshore, on lines which have been identified as being problematic, by either CONTRACTOR'S personnel or COMPANY'S representatives.

CONTRACTOR will provide a full description of the equipment and algorithms used for the post plotting of all radio navigation and positioning data, together with a description of the quality control procedures for each phase of the processing.

CONTRACTOR will provide a comprehensive report on the positioning post processing to include the following:

•	Details of equipment used for positioning of all nodes
•	Geodetic and projection parameters
•	Satellite datum to local datum parameter shift constants
•	Radio station co-ordinate locations
•	Calibration results and C-O's applied
•	Location and offset diagrams for antennae, acoustic nodes, laser prisms, compasses and active buoys.

For each system at each node:

o	Differences between raw and processed data,
o	Range data C-O's (where C is the nominal range), o Standard deviation of the observed range,
o	Level of filtering and smoothing applied, o De-spike filtering applied,
o	Methods used for network adjustments,
o	Primary/secondary systems comparison plots, o Range residual plots for each node.
o	Streamer rotations applied (magnitude, direction and method of application), o Statement as to predicted precision and accuracy of results,
o	Statistical graphs and plots.

APPENDIX 3

REMUNERATION

1.                   INTRODUCTION

1.1                 The following remuneration terms apply with respect to the rates set out in this Appendix.

1.2                 The rates have been compiled on the basis of the outline maps and co-ordinates provided in the Scope of Work, together with any clarification(s) subsequently provided by the Company and/or the Contractor.

1.2.1              Survey Area: 4015 full-fold sq. km. survey total

1.2.2              Average Line-Length: 89.4km FF

1.2.3              The Survey Area is shown on the map included in Appendix 1.

1.3                 In the event of changes in the Scope of Work or average line length, the Contractor reserves the right to amend the rates accordingly (as per Clause 19 of the main body of this Agreement).

1.4                 The rates assume that the Survey Area will be free of all physical obstructions, other gas and/or oil field related activities and fishing or shipping related activities which might otherwise impede safe and continuous single vessel seismic operations (other than those obstructions and activities indicated in the Scope of Work) and that water depth is sufficient for Services to be undertaken safely.

2.                   REMUNERATION GENERAL TERMS

2.1                 Save as referred to in paragraphs 1.3 and 1.4 the lump sums and unit rates are fixed for the term of this Agreement except as agreed under terms of any suspension mutually agreed by the Parties.

2.2                 Remuneration is comprised of the following:

2.2.1              Mobilization Fee;

2.2.2              Demobilization Fee;

2.2.3              Fixed Combined Seismic Acquisition and Processing Through Pre Stack Time and Depth Migration, and Marine Gravity and Magnetic Acquisition and Processing, Turnkey Rate

2.2.4

2.2.5              Standby Rate (including Company Standby Rate under certain circumstances);

2.2.6              Additional Charges or Deductions not included in the Turnkey Rate under paragraph 4;

2.3                 The Contractor On-Site Representative onboard the Vessel will keep a daily log of chargeable times, km acquired etc., which shall be available for approval by the Company On-Site Representative.

2.4                 In the event of any dispute concerning the daily log, the Company On-Site Representative will notify the Contractor On-Site Representative as soon as reasonably possible of the nature of the dispute. If the dispute cannot be resolved on board the Vessel, the Company Representative and Contractor Representative shall review the dispute and in good faith attempt to resolve the dispute (as per Clause 24 of the main body of this Agreement).

3.                   MOBILISATION/DEMOBILISATION

3.1                 Subject as provided in paragraph 3.5, the Mobilization Fee (paragraph 12.1) includes all the time, resources, permits, import taxes, materials and all costs required for preparing and testing the Vessel, Equipment and crew prior to the commencement of the Services in accordance with the technical specification in the Project Plan referred to in Appendix 1.

3.2                 Subject as provided in paragraph 3.5, the Demobilization Fee (paragraph 16.1) includes all time resources and materials etc. required on completion of the Services to remove the seismic data, Vessel, Equipment and crew as necessary.

3.3                 Contractor may commence Mobilization either in port or offshore following consultation with the Company prior to transit to the Survey Area and deployment/testing of towed equipment.

3.4                 The Mobilization Rate excludes periods of delay incurred during Mobilization due to any of the matters referred to in paragraph 6.5 beyond the Contractor's reasonable control. Such delays shall be charged for at the Standby Rate quoted under paragraph 15 below.

3.5                 The Contractor shall be entitled to charge the Company in addition for any costs incurred during the Mobilization and/or Demobilization of the Vessel, Equipment and/or the Contractor's Personnel which arise out of or in connection with any matter or occurrence outside the reasonable control of the Contractor including for example mobilization and installation of special equipment at the request of the Company.

4.FIXED COMBINED SEISMIC ACQUISITION AND PROCESSING THROUGH PRE STACK TIME AND DEPTH MIGRATION, AND MARINE GRAVITY AND MAGNETIC ACQUISITION AND PROCESSING, TURNKEY RATE

4.1                 FULL-FOLD SQUARE KILOMETRE RATE

The quoted rates in paragraph 13 apply for a continuous acquisition program and are inclusive of the following items:

ITEMS SURVEY DEPENDENT

4.1.1              Primary acquisition;

4.1.2              Line-change intervals~~;~~

4.1.3	All downtime due to any act of neglect or default on the part of the Contractor;

4.1.4	1 x Support Vessel and 2 x chase vessels

4.1.5	Not used

4.1.6	Not used

4.1.7	Dual DGPS Vessel Positioning;

4.1.8	RGPS Tailbuoy and Source Positioning;

4.1.9	DigiRange or Sonardyne or Nautilus Acoustic Positioning;

4.1.10	Seismic QC System and personnel;

4.1.11	QC products;

4.1.12	3D Navigation Data Processing;

4.1.13	Consumables including fuel*subject to 7.1.6, lubricants and water;

4.1.14	Accommodation and messing for up to four Company Representatives; and

4.1.15	Delivery of field data and other Deliverables and back-up second copy of field data to Company or processing centre (in region) designated by Company.

5.	Not Used

6.	STANDBY DAY RATE

6.1          The Standby Rates quoted at paragraph 15 shall be chargeable per hour or pro-rata for part hours to the nearest minute.

6.2          Company shall not incur any standby charges due to lack of French speaking individuals aboard chase vessels or the main acquisition vessel.

6.3          Standby Rate shall not be charged to Company for routine crew changes or other trips to port.   Further, Standby Rate shall only be charged for the Vessel travelling to port when necessary for  offshore crew changes, bunkering or re-supply that cannot be carried out at sea due to safety considerations or unavailability of helicopter transport or crew boat. When  allowed pursuant to this Clause 6.3, Standby Rate shall be chargeable from last shot before transit to first shot after transit save that no Standby Rate shall be payable during time in port in excess of 12 hours unless the Vessel is unable to leave port due to some other occurrence in respect of which Standby Rate is payable pursuant to another sub-clause under this Clause 6.

6.4          Standby Rate charges shall cease at the time the Vessel has completed the last shot at the end of the performance of the Services relating to data acquisition.

6.5          Standby Rate  charges  shall  apply pro-rata for those  non-operational periods  set  out below. For those items referred to in paragraph 6.5.14, the Company Standby Rate will also be applicable, and all references to Standby Rate in the main body of this Agreement and Schedules shall be deemed to be a reference to the Company Standby Rate:

6.5.1	Not used

6.5.2	Not used

6.5.3	Not used

6.5.4	Not used

6.5.5	During time lost due to restrictions imposed by governmental or military agencies;

6.5.6	Not used

6.5.7	Not used

6.5.8	Not used

6.5.9	Not used

6.5.10	Not used

6.5.13	Not used

6.5.14	During non-operational periods caused by any of the following, the Company Standby Rate will apply:

(a)instructions received from the Company to delay the Services or carry out other activities;

(b)time lost through failure or delay on the part of the Company in delivering instructions or program details and necessary permits, or any other failure or delay on the part of the Company to provide any Company deliverables;

(c)interference by the Company Group vessels or those of any contractor of Company Group (other than the Contractor);

(d)other instructions received from the Company;

(e)Company Group operations or the operations of any contractor of Company
Group (other than the Contractor);

(f)any change made to the Scope of Work;

(g)interference from Third Party Activists or other environmental or similar groups and/or interference from any local population;

(h)the repeat of calibrations at the Company's request, with the exception of any agreed initial calibration during Mobilization;

(i)the conducting of trials at the Company's request, such as gun far field and cable sensitivity tests;

6.5.18	scouting upon request of COMPANY or with approval of COMPANY.

(j) Not used

(k) the reconfiguring of the towed system at the Company's request; or

(1) Not used

6.6During any of the periods referred to in paragraph 6.5, the Contractor shall be allowed to make repair of equipment and/or port-call for re-supply and bunkering purposes without loss of standby compensation provided that if any such repair/operational activity extends the period of downtime no Standby Rate shall be payable for such additional period.

6.7 Company Standby Rate shall also apply during intervals of Company requested suspension of the Services as per Clause 21 of the main body of this Agreement from the commencement of suspension until the first accepted shot upon resumption of the Services or following any termination of this Agreement in accordance with Clause 18.3.2 of the main body of this Agreement.

7.	ADDITIONAL CHARGES / REIMBURSEABLES

7.1           Charges will be made at cost plus a 5% handling fee for any additional services required in connection with the Services, including but not limited to:

7.1.1        Additional helicopter transport as requested for Company Personnel e.g., if mobilization takes place at sea;

7.1.2        Additional Support Vessel(s) or Chase Vessels;

7.1.3        Water velocity profiles at a charge of $1000 per profile;

7.1.4        Additional deliverables not included under Appendix 1; and

7.1.5        Others miscellaneous items such as translators/interpreters.

7.1.6        In providing the rates Contractor has allowed for a range of fuel costs for Contractor Group vessel(s) with a minimum rate of US$ __750(HFO) and 1100(MGO)___ per metric tonne (HFO)and a maximum rate of US$ 800(HFO) 1190 (MGO)____ per metric tonne. In the event that the cost of fuel is below the stated minimum, the difference shall be deducted by Contractor from his invoices. In the event that the cost of fuel is in excess of the stated maximum, the difference shall be reimbursed by Company but without any mark up being chargeable by Contractor. Contractor shall provide Company with sufficient information, documents, invoices etc. for Company to verify the correctness of the invoiced amounts.

8.	COMMUNICATIONS

8.1          Company use of "Norsat B" based satellite communication links for routine voice and e- mail reporting purposes will be available at no charge.

8.2          For safety and security reasons.   French speaking individuals will be available on all vessels, including, but not limited to the main acquisition vessel and all chase boats, at all times.  Under no circumstances will any vessel operate in Guinean waters while this requirement is not being met.

9.	TAXES

9.1          All rates and prices quoted in this Appendix are exclusive of any taxes, duties and levies, including  withholding  taxes,   except  as   explicitly   described  in  the   Schedule   of Acquisition Rates below.

SCHEDULE OF ACQUISITION RATES

All currency is USD

10	MOBILISATION

10.1	Lump Sum Mobilization Rate:	$1,000,000

11	FULL-FOLD SQUARE KILOMETRE RATE

11.1		$ $6350 /sq km

12	EXCESS INFILL RATE (FULL FOLD SQ KM)

12.1	only for Infill > 15%	$__0___ / sq km

13	STANDBY RATE (for specific cases outlined above)

13.1	Pro-Rata Chargeable Standby Rate:	$_12,000_/ hour

COMPANY STANDBY RATE(for specific cases outlined above)

13.2	Pro-Rata Chargeable Company Standby Rate	$_12,000 / Hour

14	DEMOBILISATION

14.1	Primary vessel demobilization lump sum:	$500,000

15	ADDITIONAL CHARGES / REIMBURSEABLES
15.1	Charge for special support/services: Cost +5% Including but not limited to:

Additional support vessel
Additional field data tapes
Additional bathymetric and side scan sonar services

APPENDIX 4

ESCROW PRO-FORMA

ESCROW AGREEMENT

THIS ESCROW AGREEMENT is made, and takes effect _____________ , on among, ___________________________whose registered office is located, ________________________ (respectively, the " Depositor " and the " Beneficiary "), and _________________________ , located at _________________________________ (the " Escrow Agent ", and together with the Depositor and Beneficiary, the " Parties ").

WHEREAS

( A )
The Depositor and the Beneficiary have entered into an agreement for the provision of [INSERT AGREEMENT REFERENCE] known as the (the " Related Agreement ") in which the Depositor has made certain covenants in favor of the Beneficiary (the " Undertakings ").

( B )
The Depositor and the Beneficiary have agreed that an escrow account will be established to facilitate payment to the Beneficiary for work done and services provided in accordance with the requirements of the Related Agreement.

( C )	The Escrow Agent has agreed to provide certain services to the Depositor and the Beneficiary as set out in this Agreement.

NOW IT IS AGREED as follows:

1.	APPOINTMENT

The Depositor and the Beneficiary hereby appoint the Escrow Agent as escrow agent for the purposes set out in this Agreement, and the Escrow Agent accepts such appointment on the terms set out in this Agreement.  The Escrow Agent is   authorized and regulated by the Financial Services Authority in the United Kingdom, and the provisions set out in Schedule 4 are included for the purpose of compliance with the FSA Rules (as defined in Schedule 4) and apply to this Agreement.

2.	ESCROW ACCOUNT

2.1	On or before [INSERT DATE], the Depositor will cause to be delivered [Amount words] [Amount figures] by wire transfer of funds into the Escrow Account.

2.2
The Escrow Agent will open an escrow account entitled “[Insert Name]” (the "Escrow Account") recording the relevant cash received by the Escrow Agent pursuant to Clause 2.1 of this Agreement ("Escrow Cash") and accept a deposit of the relevant cash into the Escrow Account.

2.3
The terms of the mandate of the Escrow Account shall be such that any part of the Escrow Cash can be withdrawn or transferred from it only on the authorization of the Escrow Agent and instructions as to other matters relating to the Escrow Account can be given only by the Escrow Agent, provided that any such withdrawals, transfers and instructions shall be carried out in accordance with the provisions of this Agreement. During the currency of this Agreement, the Escrow Agent will not make any payment or deduction from the Escrow Cash held in the Escrow Account unless so instructed, or otherwise authorized, to do so in accordance with the terms of this Agreement.

2.4
The Escrow Agent may from time to time make use of agents and settlement systems inside or outside the UK (and including branches and affiliates of the Escrow Agent, and other entities in the same group as JPMorgan Chase & Co.) (Each an "Agent"), when providing any of its functions under this Agreement.

2.5	In no circumstances shall the Escrow Agent be required to make any payment from the Escrow Account where this would create a negative balance on the Escrow Account.

3.	ESCROW CASH

3.1
The Escrow Agent shall be responsible for the collection of interest in respect of the Escrow Cash but in each case only where such act does not require the exercise of business discretion or does not constitute the giving of investment advice and provided always that any required information or documents relating to the Escrow Cash have been communicated or supplied to the Escrow Agent.

3.2
The Escrow Agent is authorized to deduct or withhold any sum on account of any Tax required or which in its reasonable view is required to be so deducted or withheld or for which it is in its reasonable view liable or accountable by law or practice of any relevant revenue authority of any jurisdiction and in each case in accordance with the Escrow Agent's usual and customary business practice.  In this Agreement, "Tax" means all present and future taxes, levies, imposts or duties (including value added taxes and stamp duties) whatsoever and wheresoever imposed. The Depositor and the Beneficiary will duly complete such Tax documentation as the Escrow Agent may reasonably request.  The Escrow Agent shall have no responsibility for making reclaims of tax on behalf of the Depositor or Beneficiary.

3.3
The Escrow Agent shall have no responsibility whatsoever under this Agreement for (i) the provision of any legal, tax, accounting, regulatory or investment advice, or (ii) for any administrative or supervisory matters, or the forwarding of any other information to the Depositor or the Beneficiary in respect of the Escrow Cash, other than as set out in this Agreement.

4.	ADMINISTRATION OF THE ESCROW CASH

4.1
During the term of this Escrow Agreement, the Escrow Cash shall be held by the Escrow Agent in a US Dollar interest-bearing demand deposit account. All payments by the Depositor into the Escrow Account under this Agreement shall be made by electronic funds transfer to the Escrow Account as designated in Schedule 3..

4.2	The Escrow Agent shall send statements containing details of the Escrow Cash to each of the Depositor and the Beneficiary on a monthly basis or otherwise as the Parties shall agree.

4.3	The Escrow Agent will not provide any valuation service regarding the Escrow Cash.

4.4
The Escrow Agent shall be entitled to liquidate any deposits held pursuant to this Agreement in order to provide funds necessary to satisfy any payments to be made under this Escrow Agreement.  The Escrow Agent shall have no liability for any loss sustained as a result of any account in which Escrow Cash is held pursuant to this Agreement or any manner of holding Escrow Cash entered into pursuant to the instructions of the Depositor and Beneficiary, or as a result of any liquidation of any deposit prior to maturity, or for the failure of the parties to give instructions to the Escrow Agent regarding the Escrow Cash.

4.5
Escrow Cash held by the Escrow Agent will accrue interest on a daily basis.  Interest accruing in respect of the Escrow Cash shall be paid on the first Business Day of each month, following the month of accrual, retained in the Escrow Account and form part of the Escrow Cash.

5.	THE ESCROW AGENT

5.1
The duties and obligations of the Escrow Agent in respect of the Escrow Cash shall be determined solely by the express provisions of this Agreement.  The Escrow Agent shall have no knowledge of the terms and provisions of any separate agreement including the Related Agreement and shall have no responsibility for compliance by the Depositor or the Beneficiary with the terms of the Related Agreement, or any other agreement, or for ensuring that the terms of any such agreement are reflected in this Agreement.

5.2
The Escrow Agent shall hold the Escrow Cash in accordance with this Agreement and, in particular, (but without limitation) shall not release any part of the Escrow Cash, except as provided in this Agreement.

5.3	The Escrow Agent shall be under no duty to take or omit to take any action with respect to the holding of, or any other matter relating to, the Escrow Cash except in accordance with this Agreement.

5.4
The Escrow Agent shall be under no duty to make recommendations to or advise the Depositor and/or the Beneficiary in connection with the Escrow Cash and the Escrow Agent shall hold Escrow Cash where instructed to do so by the Depositor or the Beneficiary in accordance with this Agreement on the basis that the Escrow Agent shall not be responsible for advising the Depositor and/or the Beneficiary as to the merits of any particular manner of holding Escrow Cash.

5.5
In the event of a change in any applicable law or regulatory requirement that affects the Escrow Agent’s performance of its obligations under this Agreement, the Escrow Agent may, with the prior written agreement of the other Parties, such agreement shall not be unreasonably withheld consult with legal, tax, accounting, and regulatory counsel of its own choice and shall have full and complete authorization and protection for any action taken or omitted to be taken by it under this Agreement in good faith and in accordance with the opinion of legal, tax, accounting, or regulatory counsel. Subject to any applicable regulation and/or a formal request of any Party the Escrow Agent will provide such Party with such information obtained.

5.6	The Escrow Agent does not make any warranties, representations or other statements whatsoever in respect of:

(a)	the ability of either the Depositor or the Beneficiary (as the case may be) to transfer full legal and beneficial ownership of the Escrow Cash free from all liens, claims, charges and encumbrances; or

(b)
the enforceability of any rights or interests relating to the Escrow Cash, or whether it is appropriate, necessary or desirable to take or omit to take any action (including, without limitation, any form of registration) in relation to the Escrow Cash; or

(c)	any legal, tax, accounting, regulatory or investment issues arising in connection with the holding of the Escrow Cash,

and these matters shall be the exclusive concern of the Depositor and the Beneficiary.

5.7
In the event of any dispute between or conflicting claims by any person or persons with respect to the terms of this Agreement and if the Escrow Agent is uncertain as to its duties or rights hereunder, the Escrow Agent shall be entitled to apply to a court of law to determine the rights of such persons and meanwhile at its option to refuse to comply with any and all claims, demands or instructions with respect to such Escrow Cash or any obligations hereunder so long as such dispute or conflict shall continue.  The Escrow Agent shall not be liable or become liable in any way for its refusal to comply with such conflicting claims, or demands or instructions.  The Escrow Agent shall be entitled to refuse to act until such conflicting or adverse claims or demands shall have been: (i) finally determined by a non-appealable court order in a court of competent jurisdiction; or (ii) resolved by both the Beneficiary and the Depositor executing and delivering to Escrow Agent joint written instructions regarding the settlement of the dispute.

5.8
The Depositor and Beneficiary hereby authorize the Escrow Agent to act hereunder notwithstanding that: (i) the Escrow Agent or any of its divisions, branches or affiliates may have a material interest in the transaction or that circumstances are such that the Escrow Agent may have a potential conflict of duty or interest including the fact that the Escrow Agent or any of its affiliates may: (a) provide brokerage or other services to other customers; (b) act in the same transaction as agent for more than one customer; (c) have a material interest in the relevant transaction; or (d) earn profits from any of the activities listed herein; or (ii) the Escrow Agent or any of its divisions, branches or affiliates may be in possession of information tending to show that the instructions received may not be in the best interests of the Depositor or Beneficiary, as the case may be, and the Depositor and Beneficiary agree that the Escrow Agent is not under any duty to disclose any such information.

5.9
The Escrow Agent shall be entitled to disclose any information relating to the Depositor or Beneficiary or the Escrow Cash as is required by any law, court, legal process, or banking or other regulatory or examining authorities (whether governmental or otherwise).

6.	FEES AND CHARGES

6.1
The fees of the Escrow Agent are as set out in Schedule 1.  The Escrow Agent shall give both the Depositor and the Beneficiary one month's notice of any change to the basis of the fees charged by it; provided, however, that the Escrow Agent’s fees shall not be increased during the first year of the term of this Agreement.

6.2
The Depositor shall be solely liable to pay to the Escrow Agent its fees (plus any Value Added Tax thereon) charged for services rendered in connection with this Agreement and, subject to the prior written approval of the Depositor, to reimburse to the Escrow Agent on a full (after-Tax) indemnity basis all reasonable and documented expenses (including any Value Added Tax thereon) incurred in order to comply with the terms of this Agreement or any applicable legal, tax, accounting or regulatory requirements (including, without limitation, any fees of counsel pursuant to clause 5.5), forthwith on receipt of a periodic invoice detailing the same.  All such fees and expenses may be charged to the Escrow Account.

6.3
If the Depositor defaults in paying to the Escrow Agent any amount when it is due, the Depositor shall be liable to pay interest to the Escrow Agent on such unpaid amount at the rate of 2% (two percent) per annum above LIBOR from time to time.  For the purposes of this paragraph, "LIBOR" means the rate at which overnight deposits in the relevant currency and in an amount comparable to the relevant unpaid amount referred to in this clause 6.3 are offered by the Escrow Agent to prime banks in the London Inter-bank market at or about 11 a.m. (London time) on each Business Day.  "Business Day" means any day (other than a Saturday, Sunday or any day on which the Escrow Agent is authorized or required by law or executive order to remain closed) on which banks are open in London for the transaction of business (and also, in relation to a day on which a payment is required, in the place where such payment is to be made in accordance with this Agreement).

6.4	The Escrow Agent may share its fees with persons connected with the Escrow Agent, as identified in Clause 2.4 of this Agreement.

6.5
Any bank or other charges arising on or in connection with the Escrow Cash and/or the Escrow Account shall be charged to the Escrow Account.  The Escrow Agent shall be entitled to debit the Escrow Account to the extent necessary to provide funds to pay any such bank or other charges and/or any fees and expenses as are referred to in clause 6.1 and clause 6.2.

7.	INSTRUCTIONS FROM THE DEPOSITOR AND THE BENEFICIARY

7.1
Any and all instructions from either the Depositor or the Beneficiary to the Escrow Agent in accordance with clause 14 shall be given by its Authorized Officer.  Subject to clauses 7.2 and 7.3 and unless specified otherwise in this Agreement, the Escrow Agent shall act only on instructions given or purporting to be given by each of the Depositor and the Beneficiary either by post or facsimile transmission. “ Authorized Officer" means the person or persons signing this Agreement on behalf of the Depositor and Beneficiary or those persons designated in Schedule 2 or any person from time to time nominated as an Authorized Officer by the Depositor or the Beneficiary (as the case may be) by notice to the Escrow Agent, such notice to be accompanied by a certified copy of the signature of any such person so nominated.

7.2
Any instructions given or purporting to be given in accordance with clause 14 by each of the Depositor and the Beneficiary, notwithstanding any error in transmission or that such instructions may prove not to be genuine, shall be conclusively deemed to be valid instructions from each of the Depositor and the Beneficiary to the Escrow Agent for the purpose of this Agreement if reasonably believed by the Escrow Agent to be genuine provided, however, that the Escrow Agent may decline to act on any such instructions where in the reasonable view of the Escrow Agent they are insufficient, incomplete, inconsistent as between the Depositor and the Beneficiary or are not received by the Escrow Agent in sufficient time to act thereon or in accordance therewith provided further that, other than by reason of the fraud, negligence or willful default of the Escrow Agent, the Depositor and the Beneficiary shall be jointly and severally responsible for any loss, claim or expense incurred by the Escrow Agent for carrying out or attempting to carry out any instructions of the Depositor and/or the Beneficiary. The Escrow Agent shall be under no duty to enquire into or investigate the validity, accuracy or content of any instruction given in accordance with clause 14.

7.3
In the event funds transfer instructions are given (other than in writing at the time of execution of this Escrow Agreement) in accordance with the provisions of clause 14, whether by facsimile or otherwise, the Escrow Agent is authorized (but not obligated) to seek confirmation of such instructions by telephone call-back to the person or persons designated in Schedule 2, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated.  Each funds transfer instruction shall be executed by an Authorized Officer.  Each of the signatories to this Agreement for, respectively, the Depositor and the Beneficiary, is authorized to certify that the signatories in Schedule 2 are authorized signatories for, respectively, the Depositor and the Beneficiary.  The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. The parties to this Escrow Agreement acknowledge that these security procedures are commercially reasonable.

7.4
The Escrow Agent need not act upon instructions which it reasonably believes to be contrary to applicable law or regulation but is under no duty to investigate whether any instructions comply with any applicable law or regulation.

8.	LIABILITIES OF THE ESCROW AGENT

8.1
Neither the Escrow Agent, its affiliates, nor any of their directors, officers or employees, shall be liable to either the Depositor or the Beneficiary for any expense, loss or damage suffered by or occasioned to either the Depositor or the Beneficiary:

(i)
by reason of any action taken or omitted to be taken by any one or all of the Escrow Agent, its affiliates, agents, or any directors, officers, employees or agents of such persons pursuant to this Agreement or in connection therewith; or

(ii)	in the event of any loss, damage, destruction or mis-delivery of or to the Escrow Cash howsoever caused; or

(iii)	by any act or omission of any person not affiliated with the Escrow Agent,

unless caused by the fraud, negligence or willful default of the Escrow Agent or its affiliates, agents or any directors, officers, agents or employees of such persons, in which event the extent of the liability of the Escrow Agent shall be limited to the market value of the Escrow Cash immediately prior to the loss, and in no circumstances shall the Escrow Agent be liable under this Agreement or for obligations relating to this Agreement (including, without limitation, obligations in tort) for any indirect, special, punitive or consequential loss or damages, even if the Escrow Agent has been advised of the possibility of such loss or damages, or for any loss of profit, good will or opportunity.

8.2
Notwithstanding Clause 8.1, neither the Escrow Agent, its affiliates, nor any of their directors, officers or employees, shall in any circumstances be liable to either the Depositor or the Beneficiary for any expense, loss or damage suffered by or occasioned to either the Depositor or the Beneficiary by:

(i)	the insolvency of any Agent or other entity (other than the Escrow Agent or its affiliates); or

(ii)	any act, omission or insolvency of any settlement system; or

(iii)
the Escrow Agent acting on what it in good faith believes to be instructions or in relation to notices, requests, waivers, consents, receipts, or other documents which the Escrow Agent in good faith believes to be genuine and to have been given or signed by the appropriate parties in accordance with this Agreement; or

(iv)
the general risks of investing, or investing or holding assets in a particular country, including, but not limited to, losses arising from nationalization, expropriation or other governmental actions; regulations of the banking or securities industries, including changes in market rules; currency restrictions, devaluations or fluctuations; market conditions affecting the orderly execution of securities transactions or affecting the value of assets; or

(v)
any forces beyond the control of the Escrow Agent, including, but not limited to, strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear fusion, fission or radiation, or acts of God.

8.3
Nothing in this Agreement (including clauses 5.1, 8.1 and 8.2) is intended to exclude or restrict any duty or liability of the Escrow Agent to the Depositor or the Beneficiary: (a) in respect of fraud on the part of the Escrow Agent or its affiliates, agents, or any directors, officers, agents or employees of such persons (b) in respect of death or personal injury arising from any failure on the part of the Escrow Agent to take reasonable care or exercise reasonable skill.

8.4
For the purposes of this Clause 8: (a) " consequential loss or damage " means loss or damage of a kind or extent which was not reasonably foreseeable at the time this Agreement was entered into as a serious possibility in the event of the breach of obligation in question; and (b)" special loss or damage " means loss or damage of a kind or extent which arises from circumstances special to the party claiming for loss and not from the ordinary course of things, whether or not those circumstances were known to the Escrow Agent either at the time this Agreement was entered into or later.

9.	INSURANCE

The Escrow Agent shall be under no duty or obligation to insure the Escrow Cash against any risk (including without prejudice to the generality of the foregoing, the risk of loss, damage, destruction or mis-delivery) to the Escrow Cash or any part thereof howsoever caused.

10.	INDEMNITY

10.1
The Depositor and the Beneficiary jointly and severally hereby irrevocably and unconditionally agree on demand to indemnify, and keep fully and effectively indemnified, (and on an after-Tax basis) the Escrow Agent, and its directors, officers, agents and employees (the " indemnitees ") against all costs, claims, losses, liabilities, damages, expenses, fines, penalties, Tax and other matters (" Losses ") which may be imposed on, incurred by or asserted against the indemnitees or any of them:

(i)	in respect of the following of any instruction or other directions upon which the Escrow Agent is authorized to act or rely pursuant to the terms of this Agreement; and

(ii)
as a result of a breach by Depositor or Beneficiary (or their agents) of their respective obligations, warranties or representations under this Agreement, or otherwise arising under or in connection with this Agreement or the performance of the Escrow Agent's obligations (including, without limitation, the costs of the Escrow Agent defending itself successfully against alleged fraud, negligence or willful default), save in respect of the fraud, negligence or willful default of the Escrow Agent or its affiliates, agents, or any directors, officers, agents or employees of such persons and save in respect of loss arising from the action of any indemnitee for which the Escrow Agent is liable pursuant to, and in accordance with, this Agreement.

10.2
The Escrow Agent shall have, and is at any time entitled to exercise, rights of set-off against (or otherwise to make a deduction from) the Escrow Cash, in relation to any payment due to the Escrow Agent under this Agreement in respect of any indemnification, compensation, expenses or fees.

11.	WARRANTIES

11.1	Each of the Depositor and the Beneficiary hereby warrants and undertakes to the other on a continuing basis that:

(a)	it is duly incorporated, established or constituted (as the case may be) and validly existing under the laws of its country of incorporation, establishment or constitution (as the case may be);

(b)	it is duly authorized and has taken all necessary action to allow it to enter into and perform this Agreement and the transactions contemplated hereby;

(c)	the person signing this Agreement on its behalf is duly authorized so to act;

(d)
it has obtained all authorizations of any governmental authority or regulatory body required in relation to it in connection with this Agreement and such authorizations remain in full force and effect;

(e)
the execution, delivery and performance of and the transactions to be effected under this Agreement will not violate any law, regulation, by-law or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected and it is not restricted under the terms of its constitution or in any other manner from performing its obligations hereunder; and

(f)
it will keep this Agreement confidential, subject to any request of a Regulator or any other competent authority or if compelled at law, and other than where disclosure is required by law or regulation will only disclose it (or any part of it) with the prior written consent of the Escrow Agent and the other Party.

11.2	The Escrow Agent hereby warrants and undertakes that:

(a)	it is duly incorporated, established or constituted (as the case may be) and validly existing under the laws of its country of incorporation, establishment or constitution (as the case may be);

(b)	the person signing this Agreement on its behalf is duly authorized so to act; and

(c)
it will keep this Agreement confidential, subject to any request of a Regulator or any other competent authority or if compelled at law, and other than where disclosure is required by law or regulation will only disclose it (or any part of it) with the prior written consent of the other Parties.

12.	TERMINATION

12.1
The Depositor and the Beneficiary may acting jointly terminate this Agreement by giving written notice to the Escrow Agent.  Following the giving of termination notice in accordance with this clause 12.1, and subject to the rights of the Escrow Agent under clause 12.2, the Escrow Agent shall on the written instructions of both the Depositor and the Beneficiary promptly transfer all the Escrow Cash to such person or persons as the Depositor and the Beneficiary shall direct whereupon the Escrow Account shall be closed.

12.2
On termination, the Escrow Agent shall be entitled to deduct such amount from the Escrow Cash as is necessary to cover any amount due and owing to the Escrow Agent under this Agreement together with all and any costs and expenses which have been incurred in connection with the termination of this Agreement. 12.3Termination shall be without prejudice to the rights of the Escrow Agent under clause 10, or any outstanding transactions which shall be completed before the transfer of the Escrow Cash in accordance with clause 12.1.  Upon delivery of the Escrow Cash by the Escrow Agent in accordance with instructions given in accordance with this Agreement, but subject to the rights of the Escrow Agent under clause 12.2, this Escrow Agreement shall terminate automatically.

13.	RESIGNATION OF THE ESCROW AGENT

13.1
The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving thirty (30) days advance notice in writing of such resignation specifying a date when such resignation shall take effect; provided, however, that the Escrow Agent shall not resign during the first year of the term of this Agreement unless such resignation is required by applicable law or regulatory requirement.  Following the giving of resignation notice in accordance with this clause 13.1, and subject to the rights of the Escrow Agent under clause 13.2, the Escrow Agent shall, on the written instructions of the Beneficiary, promptly transfer all the Escrow Cash to such successor escrow agent (which must be a financial institution) as the Beneficiary shall direct whereupon the Escrow Account shall be closed, provided that such closure shall be without prejudice to the rights of the Escrow Agent under clause 10.  If the Escrow Agent resigns during the first year of the term of this Agreement, the Escrow Agent shall refund to the Depositor the full amount of the Account Acceptance Fee and Annual Administration Fee shown in Schedule 1 of this Agreement.  If the Escrow Agent resigns during the second year of the term of this Agreement, the Escrow Agent shall refund to the Depositor on a pro rata basis the Annual Administration Fee shown in Schedule 1 of this Agreement.

13.2	On resignation, the Escrow Agent shall be entitled to deduct such amount from the Escrow Cash as is necessary to cover any amount due and owing to the Escrow Agent under this Agreement.

14.	DISBURSEMENT OF ESCROW CASH

14.1
The Escrow Agent is hereby authorized and instructed to and shall make disbursements of all or any part of the Escrow Cash in one or more of the following circumstances (and not in any other circumstances, save as expressly set out in this Agreement):

(a)	upon receipt of and in accordance with a certificate, signed by an Authorized Officer of the Beneficiary and Depositor in the form contained in Schedule 5; or

(b)	upon receipt of and in accordance with written instructions signed by an Authorized Officer of the Depositor and an Authorized Officer of the Beneficiary; or

(c)	as permitted by this Agreement, to the Escrow Agent; or

(d)	as ordered by a court of competent jurisdiction, in accordance with the written terms of such order; or

(e)	upon receipt of a Certificate of Completion in the form contained in Schedule 6, signed by an Authorized Officer of the Beneficiary, the Escrow Cash shall be paid to the Depositor.

The Escrow Agent hereby covenants that it will not release the Escrow Cash (or any portion thereof) to any person or entity except as herein provided.

14.2	Payments

All payments by the Escrow Agent under this Agreement shall be made by electronic funds transfer to the relevant Party’s Nominated Account as designated in Schedule 3. The Depositor or the Beneficiary may change its Nominated Account by providing written notice thereof to the Escrow Agent, but such written notice must be signed by an Authorized Officer of the relevant Party.  The Escrow Agent shall effect payments of principal and/or interest only after any deduction for or on account of any bank charges or, in the case of interest only, any deduction of taxation required by law.

14.3	Certificate of Completion

After completion of all payment obligations by the Depositor to the Beneficiary under or pursuant to or in connection with the Related Agreement, the Beneficiary shall promptly issue a Certificate of Completion in the form contained in Schedule 6 to the Escrow Agent confirming that all payment obligations under, pursuant to or in connection with the Related Agreement have been fulfilled by the Depositor, and the Escrow Agent shall promptly pay into the Depositor’s Nominated Account the Escrow Cash.

15.	SEVERANCE

If any provision of this Agreement is declared by any judicial or other competent authority to be void or otherwise unenforceable, that provision shall be severed from this Agreement and the remaining provisions of this Agreement shall remain in full force and effect. The Agreement shall, however, thereafter be amended by the Parties in such reasonable manner so as to achieve, without illegality, the intention of the Parties with respect to that severed provision.  Save where the context requires otherwise, all references to clauses and Schedules are to the clauses of and the schedules to this Agreement, and words importing the singular number shall include the plural and vice versa.  All headings appear for convenience only and shall not affect the interpretation hereof.

16.	NOTICES

16.1	Any notice or communication under or in connection with this Agreement shall:

(a)	be in writing and addressed as follows:

(i)	Escrow Agent

Address:

Fax No.:

For the attention of:  Escrow Administration

(ii)	Depositor

Address:

Fax No:

Tel No:

For the attention of:

(iii)	Beneficiary

Address:

Fax No:

Tel No:

For the attention of:

(b)	be signed by the sender or, in the case of each of the Depositor and the Beneficiary, an Authorized Officer of the sender; and

(c)	unless there is evidence to the contrary, be deemed to have been duly given or made:

(i)	upon delivery if delivered personally;

(ii)	upon confirmed transmission if sent by fax;

(iii)	on the next Business Day if sent by overnight courier; or

(iv)
four (4) Business Days after mailing if sent by prepaid registered post, return receipt requested, to the appropriate notice address set forth above or such other address as any party hereto may have furnished to the other parties in writing by registered post, return receipt requested.

16.2	Notwithstanding the foregoing:

(a)
in the case of communications delivered to the Escrow Agent pursuant to clause 16.1(c)(iii) or (iv), such communications shall be deemed to have been given only on the date received by the Escrow Agent; and

(b)
in the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent considers appropriate.

17.	ASSIGNMENT

17.1
Subject to clause 17.2, each of the Depositor, the Beneficiary and the Escrow Agent agrees that it shall not charge, assign or transfer all or any of its rights or obligations hereunder (including, for the avoidance of doubt, any rights and interest in the Escrow Cash) without the prior written consent of the other Parties.

17.2
Notwithstanding clause 17.1, any corporation into which the Escrow Agent shall be merged or with which it shall be consolidated, or any company resulting from any such merger or consolidation, shall be party to this Agreement as Escrow Agent, and shall succeed to all rights and obligations of the Escrow Agent under this Agreement, without executing or filing any paper or document or any further act on the part of the parties to this Agreement.

18.	NON-WAIVER

No failure or delay by any Party to exercise any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege as herein provided.

19.	SUBMISSION TO JURISDICTION

19.1
For the benefit of the Escrow Agent, each of the Depositor and the Beneficiary agrees that the courts of England and Wales are to have non-exclusive jurisdiction to settle any disputes which may arise in connection with the legal relationships established by this Agreement (including without limitation, claims for set-off or counterclaim) or otherwise arising in connection with this Agreement.

19.2	Each of the Depositor and the Beneficiary irrevocably waives any objections on the ground of venue or forum non conveniens or any similar grounds.

19.3	Each of the Depositor and the Beneficiary irrevocably consents to service of process by mail or in any manner permitted by the relevant law.

19.4	This clause 18 shall take effect notwithstanding the frustration or other termination of this Agreement.

20.	GOVERNING LAW

This Agreement is governed by, and shall be construed in accordance with, English law.

21.	COUNTERPARTS

This Agreement may be executed in one or more counterparts each signed by one or more parties and such counterparts shall together constitute one agreement.

SCHEDULE 1

FEES

Encompassing review, negotiation and execution of governing documentation, opening of the account, and completion of all due diligence documentation.  Payable upon closing.

Annual Administration Fee         [$_______]

The Administration Fee covers the Escrow Agent’s usual and customary ministerial duties, including record keeping, distributions, document compliance and such other duties and responsibilities expressly set forth in the governing documents for each transaction.  Payable upon closing and, if the term of the Agreement extends beyond one year, annually in advance thereafter, without pro-ration for partial years.

Fees to be paid upon execution of the agreement to;

Bank:

Address

Account Number [Insert Account Number]

Account Name

Swift ID